                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              SENSUS CAPITAL CORP.
                 (Name of small business issuer in its charter)
                            -------------------------


           Nevada                    5961                     98-0212741
  (State or jurisdiction of     (Primary Standard          (I.R.S. Employer
incorporation or organization)    Industrial           Identification Number)
                           Classification Code Number)

                            53 Stratford Place, S.W.
                                Calgary, Alberta
                                     T3H 1H7
                                 (403) 242-9703
                             (Address and telephone
                          number of principal executive
                             offices and principal
                               place of business)
                            -------------------------
                          J. Timothy Bowes, President,
                            Chief Executive Officer
                              SENSUS CAPITAL CORP.
                            53 Stratford Place, S.W.
                                Calgary, Alberta
                                     T3H 1H7
                                 (403) 242-9703
                               (Name, address and
                          telephone number of agent for
                                    service)

                                   Copies to:
                             Jeffrey E. Sultan, Esq.
                           Sandra Lee Montgomery, Esq.
                            Jeffer, Mangels, Butler &
                                   Marmaro LLP
                            2121 Avenue of the Stars,
                                   10th Floor
                             Los Angeles, California
                                      90067
                                 (310) 203-8080
                               Fax (310) 203-0567
                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES TO     AMOUNT TO BE      OFFERING PRICE        AGGREGATE           AMOUNT OF
             BE REGISTERED                 REGISTERED        PER SHARE(1)       OFFERING PRICE    REGISTRATION FEE
Common Stock issued to Founder                7,500             $1.00
Common Stock underlying Takeover Bid       10,000,000           $1.00
Common Stock Issued under Offering
Memorandum                                   124,000            $1.00                                    $35
Common Stock Issued pursuant to the
AOI Asset Acquisition Agreement              25,000             $1.00
Common Stock to be issued by the
Company pursuant to this registration       1,000,000           $1.00             $1,000,000            $264
TOTALS:                                    11,156,500           $1.00            $11,156,500           $2,946


           (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

         THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         THE INFORMATION IN THIS REGISTRATION STATEMENT IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS REGISTRATION STATEMENT IS NOT AN OFFER TO SELL SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         THIS REGISTRATION STATEMENT COVERS BOTH A PRIMARY OFFERING OF SHARES OF COMMON STOCK BY SENSUS CAPITAL CORPORATION, A NEVADA CORPORATION, AND THE RE-OFFERING OF THE COMMON STOCK BY CERTAIN SELLING SECURITY HOLDERS. THIS REGISTRATION STATEMENT IS BEING FILED IN ORDER TO REGISTER, ON BEHALF OF THE SELLING SECURITY HOLDERS, A TOTAL OF 10,156,000 SHARES OF COMMON STOCK.

SENSUS CAPITAL CORP.

CROSS REFERENCE SHEET FOR PROSPECTUS UNDER FORM SB-2

FORM SB-2 ITEM NO. AND CAPTION                                         CAPTION OR LOCATION IN PROSPECTS
------------------------------                                         --------------------------------
1.           Front of Registration Statement and Outside        Outside Front Cover Page; Cross Reference
             Front Cover of Prospectus                          Sheet; Outside Front Cover Page of Prospectus

2.           Inside Front and Outside Back Cover Pages of       Inside front and Outside Back Cover Pages
             Prospectus

3.           Summary Information and Risk Factors               Prospectus Summary; Risk Factors

4.           Use of Proceeds                                    Use of Proceeds

5.           Determination of Offering Price                    Cover Page; Risk Factors; Underwriting

6.           Dilution                                           Dilution

7.           Selling Security Holders                           Selling Shareholders

8.           Plan of Distribution                               Inside Front Cover Page; Underwriting

9.           Legal Proceedings                                  Business - Legal Proceedings

10.          Directors, Executive Officers Promoters and        Management
             Control Person

11.          Security Ownership of Certain Beneficial Owners    Principal Shareholders; Management
             and Management

12.          Description of Securities                          Description of Securities

13.          Interest of Named Experts and Counsel              Legal Matters; Experts

14.          Disclosure of Commission Position on               Management - Limitation of Liability;
             Indemnification for Securities Act Liabilities     Underwriting; Management - Indemnification of
                                                                Officers and Directors

15.          Organization within Last Five Years                Business

16.          Description of Business                            Business

17.          Certain Relationships and Related Transactions     Certain Relationships and Related Transactions

18.          Market for Common Equity and Related Shareholder   Risk Factors; Dividend Policy; Description of
             Matters                                            Securities; Shares Eligible for Future Sale

19.          Executive Compensation                             Management - Executive Compensation

20.          Financial Statements                               Financial Statements

21.          Changes in and Disagreements with Accountants on   Not Applicable
             Accounting and Financial Disclosure

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.



                   SUBJECT TO COMPLETION DATED MARCH 23, 2000



                                   PROSPECTUS


                             UP TO 11,156,500 SHARES


                              SENSUS CAPITAL CORP.

                                  COMMON STOCK

         This Prospectus covers the offer of 11,156,500 shares of common stock, par value $0.001 per share ("Common Stock") (the "Shares") of Sensus Capital Corp. (the "Company") in an initial public offering of which 1,000,000 Shares are being offered by the Company and the balance of 10,156,500 Shares by the following holders of the Company's Common Stock (collectively, the "Offering"):


SELLING STOCKHOLDER                                      SHARES OWNED PRIOR TO        PERCENTAGE OF SHARES OF
                                                                  REGISTRATION        SENSUS CURRENTLY ISSUED
J. Timothy Bowes                                                     5,600,000                         55.14%
First Island Acceptance Corporation                                    900,000                          8.86%
682908 Alberta Ltd.                                                  1,000,000                          9.85%
682910 Alberta Ltd.                                                  1,000,000                          9.85%
682911 Alberta Ltd.                                                  1,500,000                         14.77%
ALLTeam Online, Inc.                                                    25,000                          0.25%
Offering Memorandum Security Holders                                   124,000                          1.22%
John M. Hall                                                             7,500                          0.07%
TOTAL                                                               10,156,500                        100.00%

         THE SELLING SECURITY HOLDERS MAY, FROM TIME TO TIME, OFFER AND SELL ALL OR A PORTION OF THE SECONDARY SHARES IN NEGOTIATED TRANSACTIONS OR IN TRADING MARKETS FOR THE SECURITIES WHICH MAY DEVELOP. THERE IS CURRENTLY NO TRADING MARKET IN THE SECURITIES AND THE SECURITIES DO NOT TRADE ON THE NATIONAL SECURITIES EXCHANGE OR THE NASDAQ STOCK MARKET. THE SECONDARY SHARES MAY BE SOLD DIRECTLY OR THROUGH BROKERS OR DEALERS IN A DISTRIBUTION BY ONE OR MORE UNDERWRITERS ON A FIRM COMMITMENT OR BEST EFFORTS BASIS. TO THE EXTENT REQUIRED, THE NAMES OF ANY AGENT OR BROKER DEALER AND APPLICABLE COMMISSIONS OR DISCOUNTS AND ANY OTHER REQUIRED INFORMATION WITH RESPECT TO ANY PARTICULAR OFFER WILL BE SET FORTH IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT. SEE "PLAN OF DISTRIBUTION." EACH OF THE SELLING SECURITY HOLDERS RESERVE THE RIGHT TO ACCEPT OR REJECT, IN WHOLE OR IN PART, ANY PROPOSED PURCHASE OF THE SECONDARY SHARES TO BE MADE DIRECTLY OR THROUGH AGENTS.

         THE SELLING SECURITY HOLDERS AND ANY AGENTS OR BROKER DEALER THAT PARTICIPATE WITH THE SELLING STOCK HOLDERS IN THE DISTRIBUTION OF THE

SECONDARY SHARES MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND ANY COMMISSIONS RECEIVED BY THEM, AND ANY PROFITS ON THE SALE OF THE SECONDARY SHARES MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS OR DISCOUNTS UNDER THE ACT. THERE WILL BE NO PROCEEDS RECEIVED BY THE COMPANY FROM THE SALE OF ANY SECONDARY SHARES BY THE SELLING SECURITY HOLDERS AND THE COMPANY HAS AGREED TO BILL THE EXPENSES OF THE REGISTRATION OF THE SECONDARY SHARES, OTHER THAN THE COMMISSIONS AND DISCOUNTS OF AGENTS, BROKER DEALERS AND TRANSFER TAXES, IF ANY.

For information on how to subscribe, call (403) 242-9703 and ask for J. Timothy Bowes. Sale of our Common Stock will only be made in connection with this Prospectus.

                                  Shares                   Price to
                             Offered (1)                     Public                  Proceeds to Us
                             -----------                     ------
Sensus Capital Corp.           1,000,000                      $1.00                      $1,000,000

Selling Security
Holders.                      10,156,500                     $1.00                               $0
                              ----------                     ------
                              11,156,500                $11,156,500                      $1,000,000

(1) We are offering these Shares directly on a "best efforts" basis without an underwriter.

         SEE "RISK FACTORS" ON PAGES 9 TO 16 FOR FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 under the Securities Act of 1933, as amended, or the Securities Act, for the shares of our Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information about the Company and the Common Stock being offered, see the registration statement and the exhibits thereto. Statements contained in this Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by that reference. A copy of the registration statement and the exhibits may be inspected without charge at the SEC's offices at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the SEC. As a result of this Offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim financial information.

         No dealer, salesman or any other person has been authorized to give any information which is not contained in this Prospectus or to make any representation in connection with this Offering other than those which are contained in the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company.

         This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities which are offered hereby to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implications that there has been no change in the affairs of the Company or the facts which are herein set forth since the date hereof.

                                TABLE OF CONTENTS

         Prospectus Summary........................................................................................
         Risk Factors..............................................................................................
         Forward-Looking Statements................................................................................
         Use of Proceeds...........................................................................................
         Dividend Policy...........................................................................................
         Dilution..................................................................................................
         Capitalization............................................................................................
         Selected Financial Data...................................................................................
         Management's Discussion and Analysis of Financial Condition
           and Results of Operations...............................................................................
         Business..................................................................................................
         Management................................................................................................
         Principal and Selling Shareholders........................................................................
         Certain Transactions......................................................................................
         Description of Capital Stock..............................................................................
         Shares Eligible for Future Sale...........................................................................
         Underwriting..............................................................................................
         Legal Matters.............................................................................................
         Experts...................................................................................................
         Additional Information....................................................................................
         Index to Financial Statements..........................................................................F-1

                               PROSPECTUS SUMMARY

                   7,500 Shares of Common Stock - John M. Hall
        10,000,000 Shares of Common Stock underlying Takeover Bid Shares 124,000 Shares of Common Stock issued pursuant to an Offering Memorandum
 25,000 Shares of Common Stock issued under the AOI Asset Acquisition Agreement
    1,000,000 Shares of Common Stock to be issued by the Company on a "Best
                                 Efforts" Basis

         This summary highlights information contained elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire Prospectus carefully, especially the risks of investing in our Common Stock discussed under "Risk Factors."

         This Prospectus covers the offer of 11,156,500 shares of Common Stock (the "Shares") of the Company in an initial public offering of which 1,000,000 Shares are being offered by the Company and 10,156,500 Shares are being offered by various Selling Security Holders (see definition below). The Selling Security Holders acquired these Shares from the Company in various transactions, all of which were exempt from registration under the Securities Act of 1933, as amended.

                                   THE COMPANY

         Sensus Capital Corp. is a Nevada corporation formed on May 21, 1999 ("Sensus" or the "Company"), for the purpose of engaging in businesses related to the Internet, e-commerce and technology by acquiring the business concept and certain rights to domain names owned by ALLTeam Online Inc., a Seattle based and Internet media company ("AOI"). See "Acquisition of AOI Technology." Sensus is also the parent corporation of 830245 Alberta Ltd.("Alberta Corp."), a corporation incorporated under the laws of Alberta, Canada on May 10, 1999. Sensus acts as a holding corporation for Alberta Corp. For simplicity, we use the terms "we" and "our" to refer both to the Company and Alberta Corp. At times we will refer to Alberta Corp. and Sensus for purposes of distinguishing the two entities.

         Our executive offices are located at 53 Stratford Place, S.W., Calgary, Alberta, T3H 1H7. The telephone number and facsimile number in Canada is (403) 242-9703. The registered and records office of the Company is located at 318 North Carson Street, Suite 214, Carson City, Nevada 89701. The executive offices in Canada is located within the home of our president and, as such, there are no leases in place. Until such time as it becomes necessary to hire staff, the Company does not intend on leasing any space.

                                  THE OFFERING

(a) 7,500 shares of Common Stock issued to John M. Hall ("Original Security Holder") upon incorporation of the Company ("Original Shares");
(b) 10,000,000 shares of Common Stock underlying the shares in Alberta Corp. issued to five (5) security holders ("TOB Security Holders") which were exchanged for shares of Common Stock in the Company ("TOB Shares");
(c) 124,000 shares of Common Stock issued to 31 security holders ("OM Security Holders") pursuant to an offering memorandum issued on September 30, 1999 ("OM Shares");
(d) 25,000 shares of Common Stock issued to the principal of AOI ("AOI Security Holders"), pursuant to the terms of the AOI Asset Acquisition Agreement dated July 31, 1999 ("AOI Shares"); and
(e) 1,000,000 shares of Common Stock to be issued by the Company to new security holders ("New Security Holders") on a "best efforts" basis once the shares are registered pursuant to this Prospectus ("New Shares").

         The securities issued to TOB Security Holders, OM Security Holders and AOI Security Holders were issued in Regulation S transactions by Sensus and the securities issued to the Original Security Holder was issued pursuant to a Regulation D, Rule 506,transaction by Sensus. TOB Security Holders, OM Security Holders, AOI Security Holders and the Original Security Holder are collectively referred to herein as the "Selling Security Holders." The Original Shares, TOB Shares, OM Shares, and AOI Shares are collectively referred to herein as the "Secondary Shares." See "Plan of Distribution" and "Selling Security Holders."

         There will be no proceeds received by the Company from the sale of any Secondary Shares of the Selling Security Holders and the Company has agreed to bill the expenses of the registration of the Secondary Shares, other than the commissions and discounts of agents, broker dealers and transfer taxes, if any. Of the proceeds received by the Company from the sale of the New Shares, the Company intends to allocate the proceeds as follows: 1) $500,000 to fund the development of the AOI Network, as defined below, 2) approximately $150,000 for working capital and other general purposes, 3) approximately $300,000 for marketing expenditures related to the AOI Network, including web based advertisement, cross data promotion and linking with other Web site companies, and 4) approximately $50,000 to pay all the costs associated with this Prospectus and legal and accounting fees.

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS AT PAGE 9 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONS HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.

                        SUMMARY OF FINANCIAL INFORMATION

         Since the Company was formed on May 21, 1999 and we did not commence operations through the Company until after May 27, 1999, the following data has been derived from the financial statements of Sensus and Alberta Corp. and should be read in conjunction with those statements, which are included in this Prospectus. All dollar amounts referred to in this Prospectus are, unless otherwise stated, expressed in United States dollars. On March 20, 2000 the conversion rate on the Canadian dollar was $1.4711 Canadian on $1.00 US.

                                                  Outstanding as of February    Outstanding if all shares offered
                                                           18, 2000             for sale are purchased by the New
                                                                                         Security Holders
       Capital                 Authorized                (audited)(1)                      (unaudited)
    Long Term Debt                N/A                         NIL                              NIL
    Common Stock         25,000,000 shares with           $123,558(1)                     $1,123,558(1)
                         a par value of $0.001        (10,156,500 shares)              (11,156,500 shares)
                              US per share

 Notes:

(1) Canadian Currency converted at exchange rates in place at the end of the period.

                                  RISK FACTORS

         INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND COULD RESULT IN A LOSS OF YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR A DISCUSSION OF VARIOUS RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON STOCK.

                  SUMMARY CONSOLIDATED FINANCIAL OPERATING DATA

         The summary information set forth below is derived from and should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

Selected Statement of Operations Data:

                                                                                  PERIOD FROM MAY 27, 1999 TO
                                                                                       FEBRUARY 18, 2000
                                                                                              $
                                                                                 -----------------------------

REVENUE                                                                                                         --

EXPENSES
General and administrative                                                                                  12,007
Amortization                                                                                                 9,104
                                                                                                            ------

NET LOSS AND ENDING DEFICIT FOR THE PERIOD                                                                  21,111
                                                                                                            ======




                           CONSOLIDATED BALANCE SHEETS
                   (all amounts are expressed in U.S. dollars)
                      (see basis of presentation - note 1)


                                                                                       FEBRUARY 18, 2000
                                                                                               $
                                                                                      -------------------

ASSETS
CURRENT
Cash                                                                                                       83,351
Stock subscriptions receivable                                                                              6,000
Prepaid expenses and deposits                                                                               5,000
                                                                                                          -------
                                                                                                           94,351
Goodwill, net of $9,104 accumulated amortization [note 4]                                                  15,173
                                                                                                          -------
                                                                                                          109,524
                                                                                                          =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities                                                                    7,077
                                                                                                          -------
                                                                                                            7,077
                                                                                                          -------


COMMITMENTS AND CONTINGENCIES [NOTE 1 AND 11]
STOCKHOLDERS' EQUITY
Authorized
25,000,000 common shares at $0.001 par value
Common stock issued and paid-up [note 5]                                                                   10,157
Additional paid in capital  [note 5]                                                                      113,401
Deficit accumulated during the development stage                                                          (21,111)
                                                                                                          -------
                                                                                                          102,447
                                                                                                          -------
                                                                                                          109,524
                                                                                                          =======

See accompanying notes

                                  RISK FACTORS

         An investment in our Common Stock involves a high degree of risk. You should consider carefully the following information about these risks before buying shares of Common Stock. The risks described below are not the only ones facing our Company. Additional risks may impair our business operations. If any of the following risks occur, our business, results of operations or financial condition could be adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. You should also refer to the other information contained in this Prospectus, including our financial statements and the notes to those statements.

                          RISKS RELATED TO OUR BUSINESS

NO OPERATING HISTORY

         Sensus and Alberta Corp. do not have an operating history that could provide a template to evaluate our future performance. Sensus and Alberta Corp. have not yet begun operations. As a result, you will not be able to predict our future financial condition based upon our past performance.

YOU MAY NOT HAVE A SIGNIFICANT IMPACT UPON CONTROLLING OUR AFFAIRS.

         Mr. J. Timothy Bowes, our President and Chief Executive Officer, is also a director of the Company, and owns directly and indirectly 68% of our issued and outstanding Common Stock.

DEPENDENCE ON NET PROCEEDS OF THIS OFFERING.

         The Company has very limited resources and is dependent on the net proceeds of this Offering to implement its plan of operation. Although the Company anticipates that the maximum net proceeds of this Offering will enable it to fund its acquisition and operation of the AOI Network, there can be no assurance that the proceeds from this Offering will be sufficient to finance the Company's business plans. Included in such proceeds from this Offering will be $10,156,500 from the sale of Shares by the Selling Security Holders, which will not benefit the Company. See "Use Of Proceeds." If the Company's plans change, its assumptions prove to be inaccurate or the capital resources available to the Company otherwise prove to be insufficient to implement its plan of operation (as a result of unanticipated expenses, problems, or otherwise), the Company could be required to seek additional financing or may be required to limit its business activities. There can be no assurance that the Company will be able to obtain any additional financing or if any financing is available to the Company it will be on terms and conditions acceptable to the Company.

DEPENDENCE ON KEY PERSONNEL.

         Although the Company has experienced officers and directors it will be substantially dependent upon the services of few key personnel that it intends on employing. The ability to hire such employees is not assured and the loss of the services of any of these individuals so hired could have a material adverse effect on the business of the Company.

COMPETITION FOR EMPLOYEES.

         The success of Internet ventures depends on the availability of highly skilled employees with technical, management, marketing, sales, product development and other specialized training for which competition is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. There can also be no assurance that employees will not leave the Company or compete against the Company. The Company's failure to attract additional qualified employees or to retain the services of key personnel could materially adversely affect the Company's business, operating results and financial condition. See "Management."

POTENTIAL ADVERSE IMPACT OF ADDITIONAL STOCK.

         The board of directors could, without shareholder approval, issue Common Stock, preferred stock, options, warrants or other securities, including both debt and equity securities, with voting and other rights that could adversely affect the voting rights of the holders of the Common Stock and could have certain anti-takeover effects.

COMPETITION.

         The Web site development industry is intensely competitive. Several of these competitors are significantly larger and have substantially greater financial, technical, personnel, marketing and other resources than the Company and may have more established reputations for success in their Web site development. The Company expects competition to persist, intensify and increase in the future. Almost all of the Company's current and potential competitors have longer operating histories, greater name recognition and significantly greater financial, technical and marketing resources than the Company. Such competition could materially adversely affect the Company's business, operating results or financial condition.

SECURITY AND PRESERVATION FROM HARM.

         Despite the implementation of network security measures by the Company, it is potentially vulnerable to computer break-ins and similar disruptive problems caused by its customers or others. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. Computer viruses, break-ins or other security problems could lead to misappropriation of proprietary information and interruptions, delays or cessation in service to the Company's customers. Moreover, until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet as a medium for commerce. The Company's operations are dependent on its ability to maintain its computer and telecommunications equipment in effective working order and to protect its systems against damage from fire, natural disaster, power loss, telecommunications failure or similar events. In addition, the growth of the Company's customer base may strain or exceed the capacity of its computer and telecommunications systems and lead to degradations in performance or systems failure. While the Company continually reviews and seeks to upgrade its technical infrastructure and provides for certain system redundancies and back-up power to limit the likelihood of systems overload or failure, any damage, failure or delay that causes interruptions in the Company's operations could have a material adverse effect on the Company's business.

PROPRIETARY PROTECTION.

         The success of the Company will depend, in part, on its ability to maintain trade secret protection and operate without infringing the proprietary rights of third parties. Alberta Corp. will enter into confidentiality agreements with their key employees and consultants, and generally controls access to and distribution of their proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use this proprietary information without authorization. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries and may be unenforceable under the laws of certain jurisdictions. There can be no assurance that the steps taken by the Company and the Subsidiaries will prevent misappropriation of their technology. In addition, litigation may be necessary in the future to protect the Company's and the

Subsidiaries' trade secrets. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results or financial condition.

OPERATING RESULTS.

         The Company has no operating history and has no history of earnings. There is no assurance that the Company will achieve profitability in the future or that the Company will be able to generate sufficient cash from operations, or to raise sufficient financing, to fund its operations. Operating results of the Company and the Subsidiary could be adversely affected by general economic and other conditions affecting the timing of customer demand and specifically the development of the Internet. The Company has no present intention to pay dividends.

FINANCING REQUIREMENTS.

         The Company will require additional financing. The ability of the Company to arrange such financing in the future will depend in part upon the prevailing capital market conditions, as well as the business performance of the Company. There can be no assurance that the Company will be successful in its efforts to arrange additional financing on terms satisfactory to the Company. If additional financing is raised by the issuance of shares from treasury of the Company, control of the Company may change and shareholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, the Company may not be able to take advantage of opportunities, develop new products or otherwise respond to competitive pressures and remain in business.

GROWTH RELATED RISKS.

         The Company may be subject to growth-related risks, including capacity constraints and pressure on their internal systems and controls. The Company's ability to manage its growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the Company to deal with this growth could have a material adverse impact on its business, operations and prospects.

WE WILL ENGAGE IN TRANSACTIONS IN FOREIGN CURRENCY WHICH ARE SUBJECT TO EXCHANGE RATE FLUCTUATIONS.

         The Company will conduct a substantial number of transactions in foreign currency, primarily the Canadian dollar. Fluctuations in the exchange rates between the United States dollar and the Canadian dollar, could have an adverse effect upon our operating results in the future. The Company may seek to limit its exposure to the risk of currency fluctuations by engaging in foreign currency transactions which could expose the Company to substantial risk of loss. The Company's management has limited experience in managing international transactions and has not yet formulated a strategy to protect Sensus against currency fluctuations. There can be no assurance that fluctuations in foreign currency exchange rates will not have a significant adverse impact upon the future operating results.

THE SOURCE OF THE FACTUAL DATA IN THIS REGISTRATION STATEMENT WAS PROVIDED BY MR. J. TIMOTHY BOWES, CHAIRMAN OF THE BOARD OF DIRECTORS OF THE COMPANY.

         The information which is set forth in this registration statement was obtained, in large part, from Mr. J. Timothy Bowes, our President, Chief Executive Officer and a Director. 5,600,000 shares of our Common Stock owned directly by Mr. J. Timothy Bowes and other shares owned by companies in which he has indirect interests will be registered as a result of this registration, and he will benefit substantially from this registration of our securities. This information necessarily incorporates significant assumptions as well as factual matters and Mr. J. Timothy Bowes believes it to be accurate.

CONFLICTS MAY EXIST WITH CERTAIN OF OUR OFFICERS AND DIRECTORS OF THE COMPANY

         There are several conflicts associated with our officers and directors. These conflicts include, but are not limited to, engaging in other businesses similar or dissimilar to ours, allocating their time and services between the Company and the other entities with which they are involved.

                     RISKS RELATED TO THE INDUSTRY/INTERNET

MARKET UNCERTAINTY AND INTERNET DEPENDENCE.

         Market demand for the services of the Company is substantially dependent upon the adoption of the Internet network for commerce. The adoption of the Internet for commence and communications, particularly by those individuals and enterprises which have historically relied upon alternative means of commerce and communication, generally requires the acceptance of a new way of conducting business and exchanging information. Use of the Internet by consumers is at a relatively early stage of development, and market acceptance of the Internet as a medium for commerce is subject to a high level of uncertainty. The Company's future success will require the development and widespread acceptance of the Internet as a medium for commerce. There can be no assurance that the Internet will be a successful commerce channel. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high speed modems and security procedures for financial transactions. The viability of the Internet or its viability for commerce may prove uncertain due to delays in the development and adoption of new standards and protocols to handle increased levels of Internet activity or due to increased government regulation or taxation. If use of the Internet does not continue to grow, the Company's results may be negatively affected.

RAPID TECHNOLOGICAL CHANGE.

         The Web site development industry generally is susceptible to significant technological advances and the introduction of new products and services utilizing new technologies. The Internet and the E-commerce industries are characterized by rapid technological change, changes in use and customer requirements and preferences, frequent new product and service introductions, embodying new technologies and the emergence of new industry standards and practices that could render the Company's technology and systems obsolete. The Company's success will depend, in part, on its ability to license leading technologies useful in its business, enhance its existing services, develop new services and technology that address the increasingly sophisticated and varied needs of its existing and prospective customers and respond to technological advances in emerging industry standards and practices on a cost effective and timely basis. The development of Web site and other proprietary technologies entails significant technical, financial and business risks. There can be no assurance that the Company will successfully implement new technologies or adapt its Web site, proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If the Company is unable, for technical, legal, financial or other reasons, to adapt in a timely manner and respond to changing market conditions or customer requirements, the Company's business could be materially adversely affected.

GOVERNMENT AND OTHER REGULATION.

         E-commerce is new and rapidly changing, and federal and provincial regulation relating to the Internet and e-commerce is evolving. Currently, there are few laws or regulations directly applicable to access to or e-commerce on the Internet. Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content and quality of products and services. The adoption of such laws or regulations could reduce the rate of growth of the Internet, which could potentially have a material adverse effect of the Company's business.

                 RISKS CONCERNING THE SECURITIES OF THE COMPANY

RISKS OF LOW-PRICED OR PENNY STOCK.

         The Common Stock of the Company is not traded nor listed on Nasdaq. As such it is subject to Rule 15g-9 under the 1934 Act. This Rule adversely effects the ability of purchasers in this Offering to sell the securities acquire hereby in the secondary market. Rule 15g-9 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission defines a penny stock to be any equity security that has a market price of less than $5.00 per share (exclusive of commissions), subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

         In addition, trading in the Common Stock would be covered by Rules 15g-1 through 15g-6 trading in the Common Stock would be covered by Rules 15g-1 through 15g-6 under the 1934 Act for non-Nasdaq and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from these rules if the market price is at least $5.00 per share.

         Although the Company's securities are, as of the date of this Prospectus, outside the definitional scope of penny stocks as they are listed on Nasdaq, in the event the Company's securities were subsequently to become characterized as penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

                         RISKS RELATED TO THIS OFFERING

POSSIBLE VOLATILITY OF SHARE PRICE.

         Announcements of quarterly variations in operating results, technological innovations or new acquisitions, investments or other developments, or events involving the Company or competitors of the Company, as well as market conditions in the computer industry, may have a significant impact on the market price of the Common Shares. The stock market has from time to time experienced extreme price and volume fluctuations, particularly in the computer sector, which have often been unrelated to the operating performance of particular companies.

YOU WILL EXPERIENCE IMMEDIATE DILUTION WITH RESPECT TO YOUR SHARES. WE MAY NEED ADDITIONAL CAPITAL AND RAISING ADDITIONAL CAPITAL MAY DILUTE EXISTING STOCKHOLDERS.

         Assuming the sale of all of the Shares of Common Stock being offered in this Prospectus by the Company, you will incur immediate and substantial dilution of $0.90 per share in the net tangible book value of your shares as a result of this Offering. See "Dilution."

OUR STOCK HAS NOT BEEN PUBLICLY TRADED BEFORE THIS OFFERING AND OUR STOCK PRICE MAY BE VOLATILE.

         Our Common Stock has not been publicly traded, and an active trading market may not develop or be sustained after this Offering. We have determined the initial public offering price. The price at which our Common Stock will trade after this Offering is likely to be highly volatile and may fluctuate substantially due to factors such as:

o        actual or anticipated fluctuations in our results of operations;

o        changes in or failure by us to meet securities analysts' expectations;

o        announcements of technological innovations;

o        introduction of new services by us or our competitors;

o        developments with respect to intellectual property rights;

o        conditions and trends in the Internet and other technology industries;

o        impact of additional acquisitions;

o        the terms of any new financings which may be dilutive; and

o        general market conditions.

         In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stocks of technology companies, particularly Internet companies. These broad market fluctuations may result in a material decline in the market price of our Common Stock. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation is often expensive and diverts management's attention and resources which is needed to successfully run our business.

NO FIRM COMMITMENT TO PURCHASE SHARES.

         There is no commitment to purchase all or any part of the Shares being offered. The Shares are offered on a "best efforts" basis.

OUR ARTICLES OF INCORPORATION AND BYLAWS AND NEVADA LAW CONTAIN PROVISIONS WHICH COULD DELAY OR PREVENT A CHANGE IN CONTROL AND COULD ALSO LIMIT THE MARKET PRICE OF YOUR STOCK.

         Our Articles of Incorporation and Bylaws contain provisions that could delay or prevent a change in control. These provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock. Some of these provisions:

o authorize the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, commonly referred to as "blank check" preferred stock, with rights senior to those of Common Stock; and

o establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

         In addition, certain provisions of Nevada law make it more difficult for a third party to acquire us. Some of these provisions:

o establish a supermajority stockholder voting requirement to approve an acquisition by a third party of a controlling interest; and

o impose time restrictions or require additional approvals for an acquisition of us by an interested stockholder.

         These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock. See "Description of Capital Stock" for additional discussion of these provisions.

OUR STOCKHOLDERS MAY HAVE DIFFICULTY IN RECOVERING MONETARY DAMAGES FROM DIRECT ORS.

         Our Certificate of Incorporation contains a provision which may eliminate personal liability of our directors for monetary damages to be paid to us and our stockholders for some breaches of fiduciary duties. As a result of this provision, our stockholders may be unable to recover monetary damages against our directors for their actions that constitute breaches of fiduciary duties, negligence or gross negligence. Including this provision in our Certificate of Incorporation may also reduce the likelihood of derivative litigation against our directors and may discourage lawsuits against our directors for breach of their duty of care even though some stockholder claims might have been successful and benefited stockholders.

OUR RIGHT TO ISSUE PREFERRED STOCK MAY FACILITATE MANAGEMENT ENTRENCHMENT

         Our Board of Directors has the right to issue up to 25,000,000 shares of Common Stock and to determine the rights, price, preferences, privileges, and restrictions, including voting rights, of these shares without the approval of our stockholders. Any issuance of preferred shares could be used by our current management to delay, defer or prevent a change in management, which may not be in the best interests of the holders of our Common Stock. (See "Description of Capital Stock").

FORWARD-LOOKING STATEMENTS

         Certain statements in this Prospectus discuss future expectations and plans which are considered forward-looking statements as defined by section 27(a) of the Securities Act of 1933, section 21(e) of the Securities Exchange Act of 1934, and as the term has been defined in the Private Securities Litigation Reform Act of 1995. Sentences which incorporate words such as "believes," "intends," "expects," "predicts," "may," "will," "should," "contemplates," "anticipates," or similar statements are based on our beliefs and expectations using the most current information available to us. However, these statements involve risks and uncertainties and are subject to change at any time which can cause actual results to differ materially from the results discussed in such statements. These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. FOR INFORMATION REGARDING CERTAIN RISKS RELATING TO THE COMPANY, SEE THE SECTION MARKED "RISK FACTORS".

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         DETERMINATION OF OFFERING PRICE

         The price at which the securities are being offered for sale hereunder has been arbitrarily determined by management. Prior to this registration of our Common Stock, there has been no public market for any of our securities and there can be no assurance that a market will develop. The price of our Common Stock, when sold by our stockholders will be determined by broker-dealers and market makers in negotiated transactions, or trades over the open market where we intend to list our Common Stock. The following are some of the factors which may be considered by broker-dealers, market makers and investors in order to determine the price for our securities in the public market:

         (a)      estimates of our business potential;

         (b) prevailing market conditions in the United States economy and the market in which we intend to compete; and

         (c) an evaluation of other companies comparable to us and their ability to effectively compete with our product.

                                 USE OF PROCEEDS

         Sensus will not be receiving any of the proceeds associated with the sale of Shares by the Selling Security Holders but will receive the funds from the sale of Shares to the New Security Holders.

         We estimate that the maximum net proceeds to us from the sale of the 1,000,000 Shares of Common Stock offered by this Prospectus, will be approximately $1,000,000. This estimate is based on an assumed initial public offering price of $1.00 per share. Assuming that all 1,000,000 Shares being offered by the Company are sold in this Offering, we intend to use the proceeds from this Offering as follows: 1) $500,000 to fund the development of the AOI Network, as defined below, 2) approximately $150,000 for working capital and other general purposes, 3) approximately $300,000 for marketing expenditures related to the AOI Network, including web based advertisement, cross data promotion and linking with other Web site companies, and 4) approximately $50,000 to pay all the costs associated with this Prospectus and legal and accounting fees.

         Sensus intends on issuing a sufficient number of shares so as to raise sufficient funds to be able to fund such projects, or acquire such businesses, as may be identified as meeting the strategic objectives of the Company. For the time being, this will involve raising the funds required in order to develop the AOI Network and pay the costs associated with this offering. See "Acquisition of AOI Technology." Thereafter, it will be necessary to raise additional capital to properly promote the Web site before it becomes self-sustaining.

         In due course, it will attempt to list its common shares on the NASD OTC Bulletin Board. Sensus believes that there is greater access to capital in the United States than in Canada.

                                 DIVIDEND POLICY

         No dividends have been paid on any shares of Sensus or Alberta Corp. The future payment of dividends will be dependent upon the financial requirements of Sensus and Alberta Corp. to fund further growth, the financial condition of Sensus and Alberta Corp. and other factors that the Board of Directors of Sensus or Alberta Corp. may consider. It is not contemplated that Sensus or Alberta Corp. will declare any dividends in the immediate or foreseeable future.

                       CAPITALIZATION AND STOCK OWNERSHIP
SENSUS

         As of the date of this Prospectus, Sensus is authorized to issue 25,000,000 shares of Common Stock. There are 10,156,500 shares of Common Stock issued and outstanding. The following table sets out the capitalization of Sensus as of February 18, 2000 (as per audited financial statements). This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto appearing elsewhere in this document.

       Capital             Authorized        Outstanding as at     Outstanding if all shares offered for sale
                                             February 18, 2000      are purchased by the New Security Holders
                                                                                 (unaudited)
                                               (audited)(1)
    Long Term Debt            N/A                   NIL                                NIL

    Common Stock           25,000,000            $123,558(1)                      $1,123,558 (1)
                         shares with a      (10,156,500 shares)                (11,156,500 shares)
                          par value of
                         $0.001 US per
                             share

Notes:

(1) Canadian Currency converted at exchange rates in place at the end of the period.

ALBERTA CORP.

         The authorized share capital of Alberta Corp. consists of an unlimited number of: (a) Class "A" Shares; (b) Class "B" Shares; and (c) Class "C" Preferred Shares. As of the date of this Prospectus, there are 10,000,000 issued and outstanding Class "A" Shares that were issued for an aggregate consideration of $50,000 CDN. All these shares were transferred to the Company by the TOB Security Holders in exchange for their TOB Shares in the Company. There are no Class "B" Shares issued and outstanding. There are no Class "C" Preferred Shares issued and outstanding. All of the Class "A" Shares issued and outstanding are fully paid and non-assessable.

         The following table sets forth the capitalization of Alberta Corp. as of February 18, 2000. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto appearing elsewhere in this document.

          CAPITAL                AUTHORIZED                   OUTSTANDING AS OF FEBRUARY 18, 2000

Long Term debt                                                               $NIL

Class "A" Common Shares          Unlimited                                  $34,270
                                                                      (10,000,000) Shares

Class "B" Shares                 Unlimited                                    NIL

Class "C" Shares                 Unlimited                                    NIL

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

  SENSUS

         The following shares of Common Stock of Sensus have been issued and remain outstanding:

                DATE                       NUMBER          ISSUE PRICE          AGGREGATE          CONSIDERATION
                                         OF SHARES          PER SHARE        ISSUE PROCEEDS/         RECEIVED
                                                               $US         EFFECTIVE PROCEEDS
                                                                                   $US
John M. Hall May/99(1)                           7,500        $1.00                     $7,500         Cash
TOB Security Holders (2)                    10,000,000         n/a                     $53,905   Exchanged shares
OM Security Holders(3)                         124,000        $0.50                    $62,000         Cash
AOI Security Holders(4)                         25,000         n/a                        $153      Technology
TOTAL- FEBRUARY 18, 2000                    10,156,500                                $123,558

Notes:

(1) The shares were issued pursuant to the provisions of Regulation S on May 25, 1999. The shares purchased are restricted and are not freely transferable until the earlier of either one year following purchase of the shares or registration of the shares with the SEC.

(2) The shares were issued pursuant to registration and Prospectus exemptions in Alberta, Canada, pursuant to a transaction where Sensus acquired all of the shares of Alberta Corp. by the exchange of all of the issued and outstanding shares of Alberta Corp. on a 1 for 1 basis pursuant to a securities exchange take-over bid circular. At present, the Sensus shares issued to the TOB Security Holders are restricted and are not freely transferable until the earlier of either one year following purchase of the securities or registration of the securities with the SEC.

         The following table sets out the TOB Security Holders:

                                                         SHARES OWNED PRIOR TO
                     SELLING STOCKHOLDER                      REGISTRATION          PERCENTAGE OF SHARES OF SENSUS
         J. Timothy Bowes                                                5,600,000                            55.14
         First Island Acceptance Corporation                               900,000                             8.86
         682908 Alberta Ltd.(A)                                          1,000,000                             9.85
         682910 Alberta Ltd.(B)                                          1,000,000                             9.85
         682911 Alberta Ltd.(C)                                          1,500,000                            14.77
                  TOTAL                                                 10,000,000                            98.47

         (A) J. Timothy Bowes also owns 45% of the shares of 682908 Alberta Ltd., The other owners of 682908 Alberta Ltd. are brothers of
                  J. Timothy Bowes' wife, Sharon A. Bowes.

         (B) J. Timothy Bowes owns 45% of the shares of 682910 Alberta Ltd. The other owners of 682910 Alberta Ltd. are brothers of J. Timothy Bowes.

         (C) J. Timothy Bowes owns 25% of the voting shares of 682911 Alberta Ltd. The other owners are the wife (Sharon A. Bowes) and three minor children of J. Timothy Bowes.

(3) The shares were issued pursuant to the provisions of Regulation S on February 10, 2000 and pursuant to registration and Prospectus exemptions in Alberta and British Columbia, Canada under an offering memorandum. At present the common shares issued to the OM Security Holders are restricted and are not freely transferable until the earlier of either one year following purchase of the securities or registration of the securities with the SEC. The following individuals comprise the OM Security Holders:

         NAME:                                         ADDRESS                   NUMBER OF SHARES
                                                                                        PURCHASED
         354948 B.C. Ltd.                              Vancouver, B.C.                       4000
         455529 B.C. Ltd.                              Vancouver, B.C.                       4000
         Appleby, Marilou Joan                         Vancouver, B.C.                       4000
         Appleby, Richard                              Vancouver, B.C.                       4000
         Austin, Claire                                Vancouver, B.C.                       4000
         Austin, David                                 Vancouver, B.C.                       4000
         Caulfield, Deborah J.                         Vancouver, B.C.                       4000
         Charlton, Robert                              Vancouver, B.C.                       4000
         DeLint, Jerome Daniel                         Vancouver, B.C.                       4000
         Dutka, Jim                                    Vancouver, B.C.                       4000
         Everett, Bruce Jakc                           Vancouver, B.C.                       4000
         Johl, Baljinder                               Vancouver, B.C.                       4000
         Johl, Yogi                                    Vancouver, B.C.                       4000
         Johnston, Susan                               Vancouver, B.C.                       4000
         Kothlow, Gordon                               Vancouver, B.C.                       4000
         Krause, Frida                                 Vancouver, B.C.                       4000
         Lay, Marion                                   Vancouver, B.C.                       4000
         McMillan, Hugh Alexander                      Vancouver, B.C.                       4000
         Rinfret, Claude in trust for Marc Rinfret     Vancouver, B.C.                       4000
         Rinfret, Donna                                Vancouver, B.C.                       4000
         Rinfret, Olive                                Vancouver, B.C.                       4000

         NAME:                                         ADDRESS                   NUMBER OF SHARES
                                                                                        PURCHASED
         Rinfret, Paul C.                              Vancouver, B.C.                       4000
         Scali, Cosimo                                 Vancouver, B.C.                       4000
         Schrieber, Jack                               Vancouver, B.C.                       4000
         Schrieber, Marian                             Vancouver, B.C.                       4000
         Walker, Karen                                 Vancouver, B.C.                       4000
         Westlake, Ken                                 Vancouver, B.C.                       4000
         Westlake, Tim                                 Vancouver, B.C.                       4000
         White, Jamie                                  Vancouver, B.C.                       4000
         Yamada, Alko                                  Vancouver, B.C.                       4000
         Young, Chiemi Corinna                         Vancouver, B.C.                       4000

(4) The shares were issued pursuant to the provisions of Regulation S on September 30, 1999 and pursuant to registration and Prospectus exemptions in Alberta and British Columbia, Canada under a private placement involving the transfer of shares in exchange for the AOI Network. See "Acquisition of AOI Technology". At present, the common shares issued to the AOI Security Holders are restricted and are not freely transferable until the earlier of either one year following purchase of the securities or registration of the securities with the SEC.

RELATIONSHIP OF SELLING SECURITY HOLDERS TO THE COMPANY

         J. Timothy Bowes is the President and a Director of the Company. His interests in the Company are set forth in the preceding sections entitled "Beneficial Ownership of Common Stock."

ALBERTA CORP.

         Since the date of incorporation of Alberta Corp., a total of 10,000,000 Class "A" Shares were issued to the TOB Security Holders. Subsequently, on June 21, 1999, these shares were transferred by the TOB Security Holders to Sensus, in exchange for 10,000,000 shares of Common Stock of Sensus:

        DATE              NUMBER OF             ISSUE PRICE           AGGREGATE ISSUE         CONSIDERATION
                          SHARES(1)              PER SHARE                 PRICE               RECEIVED(2)

   May 26, 1999            10,000,000           $0.005 Cdn            $50,000 Cdn            $50,000 Cdn


Notes:   (1)      Alberta Corp. has represented to Sensus that all of the Class
                  "A" Common Shares were issued pursuant to the registration and Prospectus exemptions provided by the Alberta Securities Act.

         (2) The consideration received by Alberta Corp. is already accounted for in the consolidated financial statements of Sensus.

                                    DILUTION

         Since the shares being offered by the Company are being offered on a "best efforts" basis with no minimum offering, there is no assurance that any shares being offered by the Company will be purchased by any person. The first New Security Holders purchasing such shares from the Company will suffer a dilution of almost all of the value of their shares (i.e., 99.9% of the value of their shares) and even if all of the shares being offered for sale by the Company pursuant to this Prospectus are issued, the New Security Holders will suffer an immediate dilution of $0.90 or 90% of the value of their shares.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the financial statements and the notes to those statements that appear elsewhere in this Prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ from those discussed in the forward-looking statements. Factors that could cause or contribute to any differences include, but are not limited to, those discussed below and elsewhere in this Prospectus, particularly in "Risk Factors."

                         OVERVIEW AND PLAN OF OPERATION

         The Company was formed on May 21, 1999, is in the early stage of development and has not as yet commenced operations, other than acquiring the rights granted to it under the AOI Technology Transfer Agreement. The Company is engaged in Internet, e-commerce and other technology businesses. The Company expects to create a Web site that will be the common ground for all amateur and professional athletes.

         The Company's goal is to become a destination Web site for "sports enthusiasts" so as to generate significant earnings through the sources described below.

         In mid-1999, the Company signed an agreement with AOI, to acquire the rights to the "AOI Network" (as defined below). The AOI Network is being developed to become a global center for all amateur and professional athletes. AOI will provide the technical support that will continue to develop and "fine tune" the AOI Network.

         The Company does not have any meaningful revenues, and will not generate any meaningful revenues until after the Company implements its strategic plan and attracts and retains a significant number of E-commerce customers. The Company does not anticipate generating any revenue of significance until several months following the consummation of this Offering, if at all. For the period from May 26, 1999 to February 18, 2000, the Company incurred a cumulative net loss of approximately $21,111. The Company anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with establishing, attracting and retaining a significant business base. There can be no assurance that the Company will be able to attract and retain a sufficient number of e-commerce businesses to generate meaningful revenues or achieve profitable operations.

         Depending upon the level of its business activity, the Company anticipates that it will use a portion of the proceeds of this Offering to hire several additional employees over the next twelve months to market the Company's services to potential businesses and develop the infrastructure of the AOI Network.

LIQUIDITY AND CAPITAL RESOURCES

                  The Company's primary capital requirements have been to fund its initial investment in the AOI Network. Additional capital will be needed to complete the funding necessary to develop the AOI Network, as well as to fund its working capital requirements, including legal and professional expenses. To date, the Company has financed its capital requirements through the issuance of equity securities.

         At February 18, 2000, the Company had working capital of $87,274. Prior to February 18,

2000, the Company issued 10,131,500 shares of Common Stock to various investors and also issued 25,000 shares of Common Stock to AOI in exchange for the transfer of its rights to the business concept and domain names discussed and identified below.

         The capital requirements relating to implementation of the Company's business plan will be significant. During the twelve months following the consummation of this Offering, the Company intends to commence the funding of the development of the AOI Network and meet its own working capital needs. Other than as described above, as of the date of this Prospectus, the Company has no material commitments for capital expenditures.

         The Company is dependent on the proceeds of this Offering or other financing in order to fully implement its proposed plan of operation. Based on currently proposed plans and assumptions relating to the implementation of its business plans in the event the Company sells all of its shares offered in this Offering, it will retain approximately $1,000,000, less costs associated with this offering, which will be sufficient to satisfy its contemplated working capital requirements for approximately one year following the consummation of this Offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate or if the proceeds of this Offering prove to be insufficient to implement its business plans, the Company would be required to seek additional financing sooner than currently anticipated. There can be no assurance that the proceeds in this Offering will be sufficient to permit the Company to implement its proposed business plan or that any assumptions relating to the implementation of such plan will prove to be accurate. To the extent that the proceeds of this Offering are not sufficient to enable the Company to generate meaningful revenues or achieve profitable operations, the inability to obtain additional financing will have a material adverse effect on the Company. There can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all.

RECENT DEVELOPMENTS

         Subsequent to February 18, 2000, no developments have occurred which have had a significant impact on the operations and results of the Company.

INFLATION

         The Company has not been materially affected by inflation in the United States. While the Company does not anticipate inflation affecting the Company's operations, increases in labor and supplies could impact the Company's ability to compete.

YEAR 2000 COMPLIANCE AND COSTS

         As has been widely reported, there is worldwide concern that Year 2000 technology problems may materially and adversely impact a variety of businesses, local, national and global economies. While relatively few disruptions were reported on and after December 31, 1999, concerns remain that there will be a delayed effect to computer users. The Company, as a newly formed entity, will acquire computer hardware and software which is Year 2000 compliant, and does not expect future expenses associated with ongoing compliance to be material to the Company's financial position or future results of operations, although there can be no assurance that presently unforeseen computer programming difficulties will not arise.

         It is possible that the Company's future performance may be adversely impacted by payment and financial difficulties experienced by customers, and by shipping, fulfillment and accounting difficulties experienced by vendors, which are related to computer malfunctions. This is particularly the case as the Company seeks to effect acquisitions, as it currently plans to do. The Company believes that it can establish and maintain sufficient resources, including cash reserves to maintain operations during delays in payments or supplies of inventories. However, the Company is aware that extended difficulties by larger vendors or customers may have a significant impact; however, it is unable, at this time, to anticipate the extent of any such impact, were it to occur. An adverse impact on such customers due to the Year 2000 issue or similar computer malfunctions could also have a material adverse effect on the Company's business, financial condition and results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the FASB issued Statement No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that all derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. This Statement will become applicable to the Company in January 2001. The Company does not engage in derivative activities.

                                    BUSINESS

THE COMPANY

         Sensus is a Nevada corporation which transacts business directly in the United States, and through its subsidiary, Alberta Corp. Since incorporation, Sensus has not carried on any active business. Alberta Corp. was incorporated under the laws of Alberta on May 10, 1999 and since then it has not carried on any active business. Sensus recently acquired certain intellectual property rights from AOI, and intends on advancing sufficient monies to it to allow it to develop a Web site on the Internet and implement the business plan for the AOI Network described herein. See "AOI Network."

INDUSTRY BACKGROUND AND MARKET ANALYSIS

The Internet

         The Internet is a global web of over 50,000 computer networks, the first of which were developed over 25 years ago. The Internet was originally installed using UNIX-based computers, a development of AT&T, a telephone company, which had very sophisticated communications capabilities for its time. At first, although the Internet served the objectives of the United States Department of Defense, it was looked upon by others as awkward due to its arcane commands and non-user friendliness. This hampered its growth for a considerable period of time.

         The development of the communications transport protocol TCP/IP made it possible for each Internet computer to pass on packets of information to different types of computers without using a switchboard. Any computer can link onto the Internet and the conglomeration of networks for a cost that is fundamentally lower than, and structured differently from, the cost of linking onto stand-alone networks.

         Communication on the Internet occurs primarily between a client and a server, or so-called host computers. The client computer initiates a request for information or other activity and the server computer responds to, or serves, that request. Furthermore, server computers run specialized software specifically designed to provide a variety of services to client computers. Notably, many host computers operate as mail servers or file servers that enable the downloading or transferring of files. The Internet has historically been used by academic institutions, defense contractors and government agencies primarily for remote access to host computers and for sending and receiving electronic-mail and has traditionally been subsidized by the United States Federal Government. As an increasing number of commercial entities have come to rely on the Internet for business communications and commerce, the level of federal subsidies has significantly diminished and funding for the Internet infrastructure and backbone operations has shifted primarily to the private sector and end users. In addition, according to industry market research, as far back as October, 1994, the number of commercial domains on the Internet surpassed the number of educational domains.

         Individuals are now connecting directly to the Internet through Internet access service corporations. These corporations provide easy-to-use software packages that make accessing the Internet as easy as getting onto the popular consumer on-line services. In order to compete with these direct Internet access providers, consumer on-line services,, have also introduced Internet access gateways for their subscribers. Through these gateways, the on-line services effectively become large Internet "on-ramps," bringing large numbers of subscribers onto the Internet.

World Wide Web

         Much of the recent growth in Internet use by businesses and individuals has been driven by the emergence of a network of servers and information available on the Internet called the World Wide Web (the "Web"). The Web, based on a client/server model and a set of standards for information access and navigation, can be accessed using software that allows non-technical users to exploit the capabilities of the Internet. The Web enables users to find, retrieve and link information on the Internet in a consistent manner which renders the underlying complexities transparent to the user. Electronic documents are published on Web servers in a common format described by Hyper Text Mark-up Language ("HTML"), which is a series of tags or codes added to a text document to format a document or add links to other documents. Web client software can retrieve these documents across the Internet by making requests using a standard protocol called HyperText Transfer Protocol ("HTTP"). Browsers and HTML are an essential part of the success of the Internet and the continuing growth in the number of users. Browsers allow a user to wander around the Internet with relative ease while HTML allows the exhibitor of a Web page to navigate to either some other page at that particular Web site or to a relevant page at another Web site. The introduction of commercial Web pages introduced a new and substantial opportunity for users of the Internet.

         The proliferation of Web users has created significant demand for software to enable Internet servers and private servers on corporate networks to function as Web sites, which are used by content providers to offer their products and services on the Internet and to publish confidential company information to employees inside the enterprise.

E-commerce

         E-commerce provides companies with the opportunity to serve a rapidly growing market as consumers increasingly accept the Internet as an alternative shopping vehicle. Growth in Internet usage has been fueled by a number of factors, including the large and growing number of personal computers in the workplace and home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet and increased awareness of the Internet among businesses and consumers. The increasing functionality, accessibility and overall usage of the Internet and online services have made the Internet an attractive commercial medium. The Internet and other online services are evolving into a unique sales and marketing channel, just as retail stores, mail-order catalogues and television shopping evolved. Companies operating online can interact directly with customers by frequently adjusting their featured selections, editorial insights, shopping interfaces, pricing and visual presentations. The minimal cost to publish on the Web, the ability to reach and serve a large and global group of customers electronically from a central location and the potential for personalized low-cost customer interaction provide additional economic benefits for online operators.

         The Internet also provides E-commerce companies with an opportunity to serve a global market. Online operators have the potential to build large common global customer bases quickly and to achieve superior economic returns over the long term. International Data Corporation ("IDC"), an information technology market research and consulting firm, has predicted that the number of people accessing the Internet had reached approximately 100 million by the end of 1998 and will reach 320 million by 2002. According to IDC, revenues through the purchase of goods and services over the Internet in the United States will reach approximately $250 billion in 2002. IDC has also reported that approximately 13% of all United States households were online in 1996 which figure increased to 20% by early 1998. IDC estimates that the number of Internet users buying goods and services on the Internet worldwide will exceed 128 million by 2002, as compared to 18 million in 1997, with the amount of commerce conducted over the Internet exceeding $400 billion by 2002. In addition, IDC estimates that worldwide Internet services revenues increased by 71% in 1998 to reach $7.8 billion and has forecasted that such revenues will surpass $78 billion by 2003. IDC has also reported that the United States accounted for more than 50% of worldwide Internet services spending at $4.6 billion in 1998. IDC has also estimated that corporate spending in the United States in the area of Internet-based products and services will increase from $85 billion in 1999 to over $203 billion by 2002.

         The Organization for Economic Co-operation and Development (the "OECD") ranks Canada second for worldwide Internet electronic commerce revenues, capturing 5% of the global market share. Canada also has the second highest top 100 Web sites for Internet purchases according to OECD. Internationally, Canada ranks as the second most wired nation in the world. A 1997 study completed by Statistics Canada concludes that approximately 36% of Canadian households own at least one personal computer and 13% of them have Internet access. When home, work, school and elsewhere is included, Internet access is just above 30% and estimated to double in the next 5 years. The Company believes that these figures will grow substantially as Internet use becomes easier and more pleasurable through higher-speed access and increased bandwidth.

BUSINESS STRATEGY

Acquisition of AOI Technology

         On July 31, 1999, Sensus entered into an agreement with AOI, to acquire the rights to the "AOI Network," as described below. Under the terms of the agreement:

(a)      Sensus issued 25,000 shares of Common Stock to AOI;

(b) Sensus has acquired all rights to the AOI Network and any revenues to be derived therefrom, which allows it to operate the AOI Network as it sees fit once development is complete;

(c) Sensus has become the owner of all existing rights to the Web site and any related technology, and will become the owner of further amendments to the Web site and its related technology as it is further developed;

(d) Sensus is required, on or before December 31, 2000, to commence funding the development of the AOI Network, by making monthly payments of $25,000 to AOI, in exchange for which AOI will be required to arrange for the full time services of Graham Heal, who shall be obligated to use his best efforts to develop the Web site as efficiently as possible (provided, however, that if Sensus does not make the first payment of $25,000, on or before December 31, 2000, all rights to the Web site and any related technology will revert to AOI).

(e) After the development is completed and an operating Web site has been completed, Sensus will be required to pay AOI a management fee equal to 10% of the gross revenues derived from the AOI Network, in exchange for which AOI will be required to provide the services of Graham Heal to manage the AOI Network, subject to Sensus directions.

         The management of Sensus believes that the manner in which the transaction has been structured, will provide AOI with the funds necessary to properly develop the Web site and any technology required for the operation of the same. The management of Sensus further believes that the 25,000 shares of Common Stock and the royalty of 10% of the gross revenues derived from the operation of the AOI Network will provide AOI the incentives necessary to develop the AOI Network into a commercial success.

The AOI Network

         The AOI Network will be designed to take advantage of the demand Sensus feels is likely to take place for online content and new media. The objective is to build a scalable, easily replicated platform from which the innovative and entertaining theme sites and communities can be developed in and introduced on the Web. This will be carried out through a family of sites known as HIGHLIGHTREEL.COM. This site is intended to become an online mecca for athletes and sports enthusiasts. In simple terms, HIGHLIGHTREEL.COM users will be asked to submit their very own sports highlights captured on their video camcorder or other video capturing device. HIGHLIGHTREEL.COM intends on housing and hosting the copyright-free highlights on its Web site or channel arranged by sport or activity and state/province so that any family member, friend or fan can access it via a regular Internet connection to the Web. HIGHLIGHTREEL.COM will attempt to establish regular corporate sponsored promotions on the site where highlights are judged by the audience and winners are awarded great prizes, merchandise and scholarships to academic institutions. It is hoped that the spirit of competition, desire to be seen and show off one's talents and the possibility of winning valuable prizes and awards will keep participants coming back over and over.

         Sport is one of the top three areas of interest for Internet users. While there is a multitude of Internet sites catering to all aspects of professional sports today, there are very few online properties bringing non-professional athletics and sporting activities together in a compelling entertainment package. Sports played in schools or community leagues are a strong rallying point in North American society and everyone likes to be recognized for their achievements. HIGHLIGHTREEL.COM will be designed to appeal to everyone's desire to be a star and be seen by anyone surfing the Web which now has a growing audience of at least 100 million users worldwide. Through HIGHLIGHTREEL.COM, anyone or any team will have a channel to showcase their game-winning touchdown or buzzer-beating basket.

         In the United States and Canada there are over 60 million participants in amateur sporting activities whether it be as part of school athletics, community centers and associations or city leagues. With this large pool of potential players, contributors and audience members already owning or able to easily access video equipment, participation is guaranteed. As hosting of the content online is provided essentially as a free service in order to drive rapid growth of the sites' body of content, revenues will be generated by:

o        Advertising;
o        Merchandising Partnerships;
o        Corporate Sponsorship;
o Encoding fees (involving the specific conversion process of standard video to "encoded" internet-ready streaming content - a must for broadcasting online);

o Value-added and copyrighted entertainment content sold on a per use and perpetual license basis from the HIGHLIGHTREEL.COM Streaming Store;
o Production and broadcast of live and taped sports events via streaming on the Internet.

         It is believed families that have sports participants and also have video equipment represent a very attractive demographic that advertisers and merchandisers will want to reach. Parents tend to be very enthusiastic about their children's participation in sports and athletics and it is believed they will embrace ways to raise their child's profile and recognition. Once established, parents will also appreciate HIGHLIGHTREEL.COM's association with academic scholarships and its focus on offering awards that can impact children's futures. As a result, HIGHLIGHTREEL.COM strategically combines a user's desire for fame, entertainment and personal reward. From a consumer's perspective, HIGHLIGHTREEL.COM will have a tremendous appeal on pre-teenage and teenage users because these pre-teenagers and teenagers will love to see themselves on screen and call friends to say "check out my personal HIGHLIGHTREEL.COM site! The AOI Network will be there to serve, entertain and reward them.

         AOI's principals, the developers of the site, are currently located in Seattle, Washington. Sensus will benefit greatly by not relocating them from Seattle to develop the site because the "streaming" media technology needed for the site is led by industry giants located in Seattle, such as RealNetworks, Microsoft and Disney Starwave. An initial key strategic partnership has already been forged with a streaming media encoding leader and Seattle neighbor. The greater Seattle area offers a strong, skilled pool of talent with experience in online streaming content development and publishing. Further, the AOI principals have large personal contact bases of Internet and E-commerce professionals who can be attracted to the venture as key hires or contractors. Similarly, the principals will use their extensive industry contact bases with key management personnel at major Internet media and traffic leaders to establish "anchor" distribution arrangements to ensure a strong audience and user base.

         The AOI Network will be set up to become an online partner synonymous with entertaining users who are the authors of their own fun. By giving our users a simple-to-use online channel where their sports highlights are available for viewing by a worldwide audience 24 hours a day, we offer anyone a chance to be a star. AOI has secured the following Internet Web site domain names, which will form the family of properties to be built-out and leveraged within the AOI
Network:

         HIGHLIGHTREEL.COM                  STUDENTATHLETE.NET
         HIGHLIGHTPACKAGE.COM               CENTRALSCOUTING.COM
         LEAGUEZONE.COM                     ATHLETICSCHOLARSHIP.COM
         STUDENTATHLETE.COM

         HIGHLIGHTREEL.COM will be the charter property to be developed.

         CONTENT

         In the simplest terms, HIGHLIGHTREEL.COM will leverage its user base to populate itself with content by hosting and broadcasting highlight clips submitted by users. This methodology will also give rise to a loyal audience who are pulled to HIGHLIGHTREEL.COM to view each player's highlight clip. A further benefit is that the majority of content for the site will be acquired at virtually no cost. Players will be given incentives to participate and submit clips on a continuous basis through a series of monthly and annual competitions held to select the best highlights. Winners will be awarded with a variety of valuable prizes and scholarships to academic institutions of their choice. Sensus believes the positive relationship between athletics and scholarship will be viewed very positively by players, advertisers and indeed all site visitors.

HIGHLIGHTREEL.COM SITE STRUCTURE AND FUNCTIONALITY

         Player highlight clip submissions of up to 3 minutes will be accepted from any state or province in the United States or Canada and hosted absolutely free of charge (encoding for streaming media will be offered for a fee and is detailed below). This site will be arranged into an easy to navigate and browse graphical interface so site visitors will be able to find what they want quickly. Generally speaking, the interface and highlight clip archive will be segmented and organized by:

-        Gender;
-        Sport or activity;
-        Three Age Groups (Child - 6 to 12, Teen - 13 - 18, and Adult).

         This site will not distinguish between levels of athletics, e.g. Varsity, Junior Varsity, Intra-murals, and etc., but will accept and judge clips on their level of skill, endeavor and even uniqueness.

         Once a highlight clip has been received by the site, it will be assigned a specific URL and posted to the main site index. The player and/or person making the clip submission will be notified by e-mail of the URL. As part of the free hosting service, the site will also ask the user if he or she would like HIGHLIGHTREEL.COM to notify any others about the URL, which it will do if supplied with the addresses. Basic player profiles will be requested but due to sensitivity regarding minors' personal information only data supplied will be posted. Completely confidential clips without player profiles are acceptable but unpublished registration information will be mandatory. Highlight clips will be hosted at HIGHLIGHTREEL.COM for two months before they are removed. We may adjust the free hosting period based on the data loads and bandwidth optimization as the quantity of content grows.

         It should be noted that once users have a URL for a particular clip they also require a "viewer", or software to enjoy this or any other clips hosted at the site or anywhere on the Internet. 20 million Internet users already have the software necessary to view this file format, so the ability to view clips is already firmly entrenched within the computer desktop. For those users still requiring a "viewer" a link to download free versions from multiple courses will be offered at the site. The site will also host an educational step-by-step streaming tutorial on how to film better winning highlight clips with tips on editing and submitting video in the proper format. The better the quality of videos received the better the content will be at HIGHLIGHTREEL.COM.

         USER INCENTIVES

         While simply offering free hosting of highlight clips and the opportunity to be broadcast as part of a new media "channel" may be enough incentive for many players to join in at HIGHLIGHTREEL.COM, we will not leave this to chance. To keep players posting new highlights on a regular basis, and to keep our audience highly involved, a valuable incentive program has been devised for all constituents. Incentives will be either in-house or 3rd party corporate sponsorship programs, established to reward the best highlight clips with compelling prizes and academic/athletic scholarships. Possible reward programs would be as follows:

o three monthly highlight clip awards, one per age category (Child, Teen, and Adult) for each major sport - awards to be approximately $1000 in merchandise or scholarship value;

o three annual Grand Champion highlight awards, one per age category for each major sport - awards to be approximately $10,000 in merchandise or scholarship value.

         A combination of judging formats are being considered, including in-house HIGHLIGHTREEL.COM editors as judges, celebrity judges such as pro athletes & coaches and the audience as judges. The audience would vote via automated online balloting and selection (such as the Major League All-Star Game selection voting). The audience voting format is an interesting one in terms of increasing additional audience traffic. If awards were based on highest "click-thru's" (the number of times the clip was seen) we can expect that players will ensure that everyone they know visits their personal URL to view their latest highlight clip. Therefore, in order to insure a fair outcome, the AOI Network will be tied to a standard online measurement parameter which will exclude multiple viewings from the same address.

         A comprehensive sponsorship program will be created and marketed to online advertisers and merchandisers who will want to associate their company and products with the HIGHLIGHTREEL.COM brand and its diverse usership. While the bulk of the sponsorship fee will secure a minimum level of enhanced visibility at the site, a portion will cover the award cost commitment. Sponsorships will be priced for varying visibility values, including annual and monthly positions. A wide range of award sponsorship packages outside the main monthly and annual offerings are possible. There are some hypothetical examples:

                  "SPONSOR NAME" sponsors an ongoing annual "anchor" feature known as the "HIGHLIGHTREEL.COM GRAND CHAMPIONSHIPS" involving high visibility and placement and contribution of $30,000 for three major awards. Tie-ins with complementary TV and in-store advertising programs run by "SPONSOR NAME" are possible;

                  "SPONSOR NAME" sponsors "Golden Glove Award" for defensive play in baseball for monthly highlight clip winner during baseball season;

                  "SPONSOR NAME" sponsors a monthly award sponsorship for the best football highlight and awards a new PC package to winner;

                  "SPONSOR NAME" sponsors a video clinic online with a streaming tutorial including tips on capturing better highlights and features its latest digital AV equipment packages.

         As part of general site programming, regular features such as rotating viewing buttons of top highlights archived at HIGHLIGHTREEL.COM will always be available. Sponsorship packages such as "Top 10" clips of the month, "Simply the Best" clips from all archives or "Hot out of the Can" featuring the latest submissions will also be programmed and marketed. These will give users a yardstick of quality to shoot for and ensure that above average content is always a mouse click away.

         Scholarship will be heavily promoted as one of the main missions of HIGHLIGHTREEL.COM - to promote athletics as a vehicle to achieving, and as an integral part of, academic success and growth. Although scholarships will be promoted, award winners will have the ability to select merchandise or a scholarship as their prize. In the event the winner chooses a scholarship for a post-secondary institution, the scholarship will be held in trust until valid proof of enrollment is submitted by a winner. An appointed trustee (i.e. a major accounting firm) will be entrusted with scholarship funds and responsible for their disbursement towards tuition or other acceptable academic costs or expenses. The winner will be free to select the post-secondary institution at which the scholarship funds will be used. An adult winner will be free to allocate scholarship prizes toward his or her child or anyone of his or her choosing.

         OTHER CONTENT OFFERINGS & SERVICES

         In addition to its core content focus, HIGHLIGHTREEL.COM will also integrate a variety of entertaining offerings, many of which will provide additional sponsorship opportunities:





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o        develop sporting events branded "HIGHLIGHTREEL.COM" for "webcasting" to an Internet audience such as the "HIGHLIGHTREEL.COM High School Basketball All-Star Game" featuring seniors who submitted the best highlights clips from the just concluded basketball season. HIGHLIGHTREEL.COM will also seek out opportunities to simul-webcast 3rd party produced sports events, and build sponsorship vehicles around them;

o integrate entertaining chat rooms into content that is conducive to comparison and discussions about highlight clips;

o publish sports-related information and multimedia presentations including coaching tips and clinics, training methods and regiments, and injury prevention and treatment;

o merchandise a wide variety of offerings for sports equipment, team apparel and gear, or video capture and editing equipment targeted to HIGHLIGHTREEL.COM's community of loyal, repeat users; and

o establish a HIGHLIGHTREEL.COM discount club with major sporting goods companies for athletes and teams.

         This site will also launch other co-branded sites and channels which will branch from HIGHLIGHTREEL.COM, offering complementary content that is of interest to our core usership and audience. Sensus has been granted the right of first refusal to participate in the development of these additional sites. Here are two possible sites under consideration:

         ATHLETIC SCHOLARSHIP.COM that is intended to offer:

o academic development tools and information including study skills enhancement, tutoring resources, time management, SAT preparation, goal setting, etc.;

o resources to assist student athletes access and win athletic and academic scholarships by providing a clearinghouse and database of available programs; and

o information concerning potential financial support and sponsorship from sports foundations will also be available.

         CENTRALSCOUTING.COM that is intended to offer:

o a special zone for athletic recruiters from university and college institutions searching highlight archives for high school recruits. High school players will have the opportunity to submit additional personal information along with their highlight clip in this zone such as statistics, profiles, GPA's, SAT's, etc.

         CONTENT PARTNERSHIPS

         In addition to the "backbone" content and services previously discussed, HIGHLIGHTREEL.COM will seek partnerships with a wide variety of organizations to supply compelling and entertaining content targeted at the AOI Network's core usership. It will be a continuing challenge to offer the most valuable content possible to its users and audience. As a result, strategic partnerships with other organizations with similar designs will be a major key to the AOI Network's success.

         Some examples may include:



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

o the National Coaches Association and a corporate sponsored property such as "SPONSOR NAME" - "You Make the Call" team up to provide content on clinics, training and rules;

o major U.S. College, and its divisions, offer content related to qualifying for, and becoming, an intercollegiate athlete, and to promoting specific institutions for a potential student's college consideration;

o        previously discussed partnerships with recruiting service Web sites;

o major online sports properties offering specific pro sports content that is complementary to HIGHLIGHTREEL.COM in exchange for traffic. For example, a major sports publication already includes, in its print version, a well-known feature called "High School Roundup" which features outstanding student athletes from across the nation each week. This type of feature could be leveraged online at HIGHLIGHTREEL.COM;

o team up with other online sports broadcasters and simulcast the video portion of a major sports event already being provided via radio webcast; and

o leverage a relationship with the owners of the "streaming" software technology as a partner in a family of sites fully embracing and extending usage of the streaming media platform for content, advertising and merchandising. This will quickly position HIGHLIGHTREEL.COM as a streaming content leader. An outstanding opportunity presents itself for the owners of the "streaming" software to host a content area at HIGHLIGHTREEL.COM devoted to tips for capturing and producing the best highlight clips possible.

         COMMUNITY SERVICE & RELATIONS

         We also intend on developing the "HIGHLIGHTREEL.COM Foundation" to create key relationships and initiatives which enhance and extend its profile in the community while helping student athletes. Some ideas on how this can be accomplished are as follows:

o        develop partnerships with "grassroots" community programs;

o        create a corporate sponsorship program to award coveted
         "HIGHLIGHTREEL.COM Academic All American Scholarships" to academically high achieving student-athletes; and

o partner with pro athletes who are active and visible in their communities for promoting scholarships, athletics or community service.

         PREMIUM CONTENT STORE

         While HIGHLIGHTREEL.COM's users and audience will likely return to our site over and over to review new highlights of those with whom they have a personal connection, our user-base is expected to have a love for professional and tier one college sports. They already have a long history of consuming this content in television as spectators, and consider it one of the ways they would most like to spend their free time.

         An emerging market for premium streaming content is now taking hold along with the ability to merchandise these products on a per view or perpetual license basis. It is our intention to build a branded HIGHLIGHTREEL.COM STREAMING STORE within the site where these products are merchandised and a revenue share is paid by the content's license holder to Sensus. Here are some examples:



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o        "SPONSOR NAME" - "Crunch Course" featuring top professional football
         "hits" of the year;
o "SPONSOR NAME" - "Sponsor slogan", featuring hockey's best fights and hits; and
o        HIGHLIGHTREEL.COM's own branded compilation of "The Year's Best
         Highlights."

         It is expected that the quantity of premium digital streaming content will increase dramatically over the next several years and Sensus will aggressively seek out the best products and offer them to its users. To increase buyer interest and brand loyalty, some very innovative "purchaser incentive" programs are being launched online by a host of aggressive technology companies. One in particular has devised a scheme allowing merchandisers to offer online buyers major airline frequent flyer points for each purchase. Sensus will establish a variety of these programs to entrench HIGHLIGHTREEL.COM as a destination merchandising partner.

         Finally, it should be noted that as the site collects submissions from users it will be in a position to build a comprehensive user database from which merchandise offerings and advertising messages can be tightly targeted. The tools to target on the Internet continue to improve allowing direct marketers to build buyer histories and preference profiles. Sensus will leverage these techniques and tools at the HIGHLIGHTREEL.COM STREAMING STORE and in other merchandising efforts.

         DATA ACQUISITION - A STREAMING MEDIA ENCODING PARTNERSHIP

         HIGHLIGHTREEL.COM is really a content channel run by its users, who populate it with entertaining content - their own highlight clips. For this reason, it is imperative that AOI build a highlight submission system that is both easy to use and cost conscious, reducing barriers and allowing the largest number of potential users to play and compete. There is also the additional step of encoding original video highlights into streaming media ready for broadcast online. Submission and encoding must be executed flawlessly.

         Rather than divert its attention from its core business of building entertaining content sites and channels frequented by loyal users, AOI has determined that a strategic partnership with a leader and specialist is the best way to fulfill the encoding requirements of its users. Such a firm has been identified and discussions are now underway to position a Seattle-based streaming media encoding supply house as HIGHLIGHTREEL.COM's partner in the area of converting video into the most appropriate "streaming" format. The proposed partner identified has invested heavily in production equipment and throughput systems to produce the clearest, sharpest sound and pictures available. Its technologies are multi-platform both in terms of support for all original capture formats (Beta, VHS, etc.) and streaming technologies.

         At this time, a fee structure for encoding is being developed. It is anticipated that costs will be based on a maximum of three (3) minutes of encoded streaming video at a price point of $9.95. As the AOI Network will be directing considerable traffic volume for retail encoding to HIGHLIGHTREEL.COM's partner, it will keep a pre-determined percentage of each encoding fee. Further revenue potential lies in upselling users to higher bit streams which are clearer and these opportunities should increase as streaming media usage approaches critical mass on the Internet.

         As part of the partnership, HIGHLIGHTREEL.COM's partner would build a seamless interface for HIGHLIGHTREEL.COM users to submit their video clips with registration information via electronic file transfer (FTP) for required encoding prior to posting the main site index and archive. For the large number of users not capturing video with the latest digital camcorders, a process of easy delivery of actual video media such as VHS tape cartridges will be offered. A registration form will be available at the site online for printing and inclusion with the submitted tape. The original master will be returned to the customer for a nominal shipping charge. To offer other submission alternatives to our users, Sensus plans to leverage a number of retail outlet relationships where physical drop off for tapes




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

is possible. AOI has also had initial discussions with one large retailing chain for photographic products about the potential of a partnership. Such partnership would enable users to submit their tapes at various convenient locations. Major retail department stores and "big box" retail chains are excellent prospects for this kind of tie-up and it will be a priority to build a network of relationships that will facilitate retail drop off.

         The AOI Network will continue to accept video clips from users that have already been encoded and post them free of charge. However, it is anticipated that the great majority of consumers/users will not possess the required equipment and software for high quality encoding for many years to come. Also, this software is not very easy to use and most consumers don't have the time to fuss with formats, protocols and optimization tool sets. By offering users an easy "one stop shop" per use cost approach which takes original video to broadcast as painlessly as possible, it is believed most HIGHLIGHTREEL.COM users will opt for our encoding solution.

         FUTURE MARKET DEVELOPMENT

         For the purposes of this business concept we have confined HIGHLIGHTREEL.COM's activities to the United States and Canada, where online usage for sports entertainment is most entrenched. However this does not mean that great opportunities do not exist in other markets where online usage is at or approaching critical mass. Australians are extremely enthusiastic about rugby and cricket, the British and other Europeans are the same about soccer and the Japanese love baseball. All of these markets and many others have a variety of sports played at multiple levels, by both children and adults. Once HIGHLIGHTREEL.COM is built-out and operating successfully at home, we anticipate a wealth of opportunities to leverage the basic platform in a host of new, ready-to-play markets.

         REVENUE MODEL SUMMARY

o        ADVERTISING

         As HIGHLIGHTREEL.COM's usership and traffic increases, we will be in a position to offer a wide variety of standard, animated and streaming banner advertising opportunities to a diverse range of potential advertisers. Particularly good advertiser prospects are ticket agencies and companies which manufacture or retail sports equipment, electronics/computer equipment, apparel, music or books. A standard rate card for national, regional and local targeting will be developed based on a cost per thousand basis. It is the Company's intention to partner with one or more of the Web media placement agencies to sell its advertising positions and leverage these firms' large advertiser-client bases. The one media placement agency chosen will have to have an affinity for marketing programs for sports, family and technology sites and channels.

         The Company will make efforts to leverage the highly desirable demographics of the site, while ensuring the quality of the overall presentation of the property. This will be partially achieved by integrating streaming media banner technology alongside HIGHLIGHTREEL.COM's core streaming content. Studies show that streaming ads generally produce "click-thru" rates (the percentage of served ads actually clicked upon) twice that of standard "flat" banners. Also the ability now exists to take existing TV advertising campaigns and move them to the Internet with streaming media. Known as "webisodes" this ad tool will be seen much more in the future. To make the most of this opportunity, the site will support streaming ads and extend its positioning as a true streaming media proponent and advocate.

o        MERCHANDISING PARTNERSHIPS

         The Web has become the new arena of direct marketers, who have moved online and are now




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merchandising literally anything on the Internet. Sales numbers grow monthly and one only needs to look to other internet based businesses to see Internet merchandising success stories. Just recently, a joint study released by IDC and RelevantKnowledge predicted online purchases will explode to $54 billion by 2002 from $4.3 billion in 1997!

         Why is it working? It is working because of access selection, immediacy and delivery. Particularly, it is the medium's immediacy that is fully exploited when merchandising offers are tightly integrated with content. When consumer products can be pitched in live chat sessions with well-known celebrities you have a compelling sales tool. According to Forrester Research, this type of "friendly segment" will grab hold of online purchasing in the next few years and push it to new heights.

         In light of these recent trends, large, traditional bricks & mortar retailers and new breed Internet based players, are both paying large sums of money for prime positioning partnerships with top online traffic aggregators and Web portals. Software.net recently paid AOL $21 million to be the exclusive seller of software at the online giant, up until the end of 2001; and CDNow just paid MTV Online $22.5 million for a complex three year music retailing partnership.

         While its market power will not compare with the likes of these major players, excellent opportunities exist for the AOI Network to leverage its audience into a wide variety of multiple category merchandising partnerships where specific product offers are made to HIGHLIGHTREEL.COM users. In exchange for aggregating demand and building a compelling brand, the Company will structure its transactions so as to combine a monthly minimum fee with revenue sharing from products sold by the merchandiser partner positioned at the site. Sensus will also be able to offer its user database to extend direct product offers via e-mail, pushing recipients back to HIGHLIGHTREEL.COM and its merchandiser-partner for the purchase. Product categories which come to mind immediately are sports equipment and gear, audiovisual equipment, music, books and apparel. All active online merchandisers are looking for new sources or "eyeballs" for their online offers and HIGHLIGHTREEL.COM intends to be in one of these sought after positions.

o        CORPORATE SPONSORSHIP VEHICLES

         When considering HIGHLIGHTREEL.COM's user and audience segments, including children, teens, parents, relatives, friends and fans, there are promotional opportunities for a very wide range of companies wishing to extend their message. The Company intends on creating a range of compelling and visibility catching sponsorship vehicles allowing sponsors to build brand awareness, introduce and merchandise products and services and build an effective association with HIGHLIGHTREEL.COM's entertainment-seeking audience. The following is a brief summary of vehicles under consideration:

         Award Sponsor - Annual Grand Championship or Monthly Championship positions including contribution for scholarship and/or merchandise; for example, "Sponsor Name" buys a permanent position sponsoring the Grand Championship;

         Content Feature Sponsor - regular feature spot for well-known property from traditional media; for example, "Sponsor Name `s" Weekly High School Round-up;

         "Best of" Highlight Sponsor - positions to sponsor special content features such as monthly "Top 10 Clips" or "Top Football Clip of the Year"; for example, "Sponsor Name" buys a monthly position for "Top 10 Clips;"

         Clinic Sponsor - positions to sponsor special multimedia streaming clinics and tutorials related to sports and athletic coaching clinics and educational sessions detailing video capture "how to's", editing and the "do's" and "don'ts" of streaming media; for example, "Sponsor Name" buys an annual position for basketball coaching clinics;

         Merchandising Sponsor - special feature areas will be programmed to allow merchandise partners to introduce and explain products with streaming advertisements and build a following at HIGHLIGHTREEL.COM; for example, "Sponsor Name" buys a position to host the "Sponsor Name's AV Station;" and

         HIGHLIGHTREEL.COM Streaming Store Sponsors - a number of media companies with products stocked at the store will be approached to sponsor particular content categories and features, a range of coop vehicles will also be developed; for example, "Sponsor Name" heads up the stores football section.

         All vehicles will be priced based on traffic, visibility and overall promotional value.

o        ENCODING FEES

         As previously discussed, the great majority of HIGHLIGHTREEL.COM users will not have the ability or the inclination to encode their video highlight clips for streaming online. Through its encoding partner, the AOI Network intends to offer encoding service at an attractive consumer price point of $9.95 for a 3 minute clip and earn a revenue share for each clip. This is an easy way to establish volume-based revenue stream that is positioned as a requirement for participation at HIGHLIGHTREEL.COM or for any streaming vehicle on the Internet.

         In the future, as users become more sophisticated and skilled at video capture and demand more clarity, we expect an opportunity to up-sell higher quality encoding processing at higher through put bit streams.

o        HIGHLIGHTREEL.COM STREAMING STORE

         The AOI Network will include a branded online storefront at the site offering premium entertainment content for streaming sold on a per use and perpetual license basis. In addition to focusing on sports content, other complementary content products in multiple categories will be available, including such diverse subjects such as cooking or home renovations.

o        EVENT WEBCAST PRODUCTION

         As the site grows it will actively seek out opportunities to secure digital rights for, develop, produce and webcast, branded live sport events which will be compelling and entertaining for its audience.

o        RECRUITMENT NETWORK PARTNERSHIPS

         Due to the high number of high school students expected as players and audience at HIGHLIGHTREEL.COM, the site is an attractive meeting ground for online student-athlete recruitment services. The Company would propose to receive a revenue share from each new recruit signed up through the site.



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o        USER DATABASE LEVERAGING

         As HIGHLIGHTREEL.COM's usership and audience grows, the Company will own and manage a large database of highly coveted online consumers that can be utilized by a whole range of direct marketers. The AOI Network will market this database and develop partnership programs to share in merchandise sales directed at its loyal users.

         MARKETING & DISTRIBUTION

         A.       IMAGE & POSITIONING

         Sensus' challenge will be to position HIGHLIGHTREEL.COM with the following key elements and messages:

o        "A place to bring out the star in everyone;"
o        "A sports channel by you for you;"
o "Everyone gets a shot, and it's so easy;" o "Scholarship and Sports - a Great Partnership;"
o        "Families and Sports - another Great Partnership;" and
o        "Interactive Programming is here - You select what you want."

         To drive these points home we intend on pushing forward with an attention catching media launch and blitz. The program elements include:

o holding a press launch event with an AV presentation demonstrating HIGHLIGHTREEL.COM's content offering;
o distributing media kits to press contact database in media, technology, sports, publishing and general categories;
o principals of AOI participating in press tours to interviews with selected media outlets in New York, Washington, Los Angeles and San Francisco;
o participating in a selection of Internet, streaming and interactive publishing trade shows including hosting several media awareness events within them; and
o to drive home the positive aspects of the site, building an association through corporate sponsorship or some other means to secure a "signature anchor" affiliation(s) with household name professional athletes who embody the core values of the AOI Network.

         B.       STRATEGIC DISTRIBUTION PARTNERSHIPS

         The principals of AOI have considerable experience establishing strategic partnerships for commerce and traffic generation with online leaders and will seek to build HIGHLIGHTREEL.COM's exposure and audience through positioning the property within appropriate large media properties online.

         A range of strategic partnership classes can be identified, sought and implemented by the Company.

o        DISTRIBUTION & TRAFFIC

         The Internet "Gold Rush" or "Land Grab" is on and a whole host of traditional media organizations and youthful, Internet-bred Web portals and content leaders are fighting it out to be destination "home bases" for users online now and the massive host still to come. Activity is so fierce that a whole new round of acquisitions are now in play. It has now become clear that the way to win or lead this battle is to offer the most compelling, entertaining and informative content, services and




                                       36
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tools available. We intend to position HIGHLIGHTREEL.COM as a new content feature that online content leaders can simply plug into their menu of offerings. Given the site's appeal to such a wide range of ages and demographics, the potential should interest a wide variety of new media players.

         Alternatively, the best possibilities may exist with well-financed new portals and properties, which may be late to the game as content players and are now moving fast to extend their brand online and catch up with their full featured programming menus.

         In the case of the telecommunication companies and cable organizations providing their subscribers access and bandwidth, there are interesting opportunities to demonstrate what streaming media is, and what it can achieve with new high speed offerings such as cable modems. The Company will seek partnerships with this group, allowing it to offer an initial hosted and encoded clip as a promotion enclosed with monthly billing statements.

         HIGHLIGHTREEL.COM is also a good fit with any sports category site or channel and these will be explored as tie-up targets. The same can be said for family-friendly Internet sites due to their heavy traffic from parents and educators.

         The nature of any potential tie-up would likely involve co-branding and licensing HIGHLIGHTREEL.COM's content free of charge to the partner and sharing advertising revenues generated within the partner's domain. Commerce partnership deals will also be offered to traffic partners by sharing 10 - 20% of encoding fees payable to the site. The Company is also keen on establishing exciting launch promotions with its partners, including offering a first highlight clip with free hosting and encoding.

         A final note is that HIGHLIGHTREEL.COM may be an excellent acquisition target for a wide range of online content players looking to broaden and extent their offerings.

o        TECHNOLOGY PROMOTION

         Another tie-up possibility involves promoting streaming media as a new mainstream communications vehicle that is both accessible and easy to use. The "streaming" technology leaders will be approached on the basis of highlighting the site as a real-world example of the power of streaming for leveraging the Internet as an entertainment medium. These companies have launched "Site Partner Programs" and HIGHLIGHTREEL.COM will grow these associations to the greatest extent possible.

o        EDUCATION & COMMUNITY PARTNERSHIPS

         In keeping with the value placed on athletics as a vehicle to academic achievement, the Company intends on establishing a range of affiliations that position it within the educational community and neighbourhoods everywhere. After building awareness and buy-in from this constituency, the Company will seek to promote itself through association with organizations such as the:

o        U.S. Collegiate Organizations;
o        U.S. National and State High School Coaches Associations;
o        U.S. National and State Principals Associations; and
o        National Charitable Organizations focusing on schools.

         C.       AFFILIATE PROGRAM

         Many Web sites and online content publishers are looking for new and exciting content to




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compliment their online offerings in the struggle to attract traffic and revenue. We intend on developing an affiliate program that allows independent sites to quickly build and activate a co-branded version of HIGHLIGHTREEL.COM for presentation at their sites at no cost or obligation. Particular attention will be given to sites devoted to streaming media development and presentation, AV merchandising, and family content players.

         D.       DIRECT MARKETING

         To build awareness quickly and make a promotional offer to play, the Company will execute a highly targeted direct response campaign via traditional mail and electronic mail vehicles. This organization's target lists are suitable to convey the HIGHLIGHTREEL.COM opportunity to their constituents.

         Specific databases that may be considered include:

o        K-12 Schools and Athletic Departments;
o regional representatives for junior football, Little League Baseball and Minor Hockey;
o        community centers; o cable, Telco and ISP subscribers;
o        Web portals and major traffic properties; and
o        online merchandising leaders.

         E.       ADVERTISING

         The Company is prepared to consider a range of paid advertising vehicles to build awareness and make promotional and special offers. Family, parenting and youth print publications are one alternative. Online advertising programs provided through media placement companies are particularly interesting, based on their ability to make advertising buys from a range of affinity sites in specific categories like family, sports or technology. The necessity of utilizing paid advertising will be determined by the success of other visibility and distribution programs mentioned previously.

         OPERATIONS

         A.       ORGANIZATION

         AOI is based in Seattle, Washington and Sensus intends to have AOI build the AOI Network from there. Seattle is the optimal location for establishing the AOI Network due to its focus on streaming media and entertainment. With leaders in this field of technology situated in Seattle, and since it is expected it will be entering a strategic alliance with a leader in the encoding technology which is also located in Seattle, AOI will be able to take advantage of many benefits by growing within the world's streaming media nexus. Modest, well-located premises with the latest Internet connection infrastructure will be secured for the operation.

         B.       PRINCIPAL

         The principal of AOI has the requisite Internet and E-commerce experience gained in online technology ventures dating back to 1994, including management positions in marketing, business development, software and product licensing and corporate finance.

         Graham Heal, 37 years of age, Chief Executive Officer and President of AOI, has online industry experience dating back to 1994 when he was a founding member of Net Nanny Software, the well-known Internet filtering tool. At that time, he was responsible for many functions as its Vice President of Marketing (which included steering, marketing, sales, channel development, online




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commerce, licensing, strategic partner development and assisting in corporate finance and funding). He then went on to fulfill management roles at two E-commerce companies. At first, he was a Director of Business Development at DownloadWAREHOUSE, an innovator and leader in operating Internet stores reselling downloadable software. Later he became the Director of Business Development at online software distributor, Digital River Inc., where he was responsible for establishing key partnerships with online traffic leaders wishing to merchandise software from their sites.

         Prior to entering the online arena, Graham spent six years as a management consultant for telecommunications companies, forest product giants and firms particularly focused on trade to Asia. He also spent three years in Japan in the mid 1980's where he worked in public relations and trade development positions for an international brewer and the Province of British Columbia, Canada.

         It will be Graham's responsibility to direct AOI's initial development and growth while being directly involved in corporate finance, investor development and relations, marketing, public relations and strategic relationship development.

Acquisition of TargetCo Corporation

         Pursuant to the terms of an agreement pursuant to which a Takeover Bid Circular dated May 31, 1999 was issued (the "TargetCo Acquisition Agreement"), Sensus acquired 10,000,000 Class "A" Common Voting Shares representing all of the issued and outstanding shares of 830245 Alberta Ltd., in exchange for which Sensus issued 10,000,000 Common Voting Shares in Sensus to the holders of shares in Alberta Corp., on a share for share basis. The Takeover Bid Circular was registered under the provisions of the Alberta Securities Act, and was filed at SEDAR (the Canadian equivalent to the EDGAR database), as a result of which Sensus has become a reporting issuer in the Province of Alberta, Canada.

COMPETITION

         While sport content sites are plentiful online no other property has been identified in this specific niche of sports entertainment.

PLAN OF OPERATION

Corporate Strategy

         Sensus intends on raising sufficient funds necessary to acquire Internet related businesses or to invest in Internet related projects that appear to have superior commercial prospects.

Business Or Project Characteristics

         Sensus recognizes that the potential for any particular project or business will depend upon the individuals behind the project or business. Therefore, the decision on whether or not it will invest in any particular project or business will depend upon the integrity and talent of the individuals behind the project or business. It will be essential to secure the commitment of such individuals through creative incentive plans or business relationship, as well as properly structured intellectual property protection agreements.

INTELLECTUAL PROPERTY

         Sensus has secured a commitment from AOI to convey the rights to the domain names described above. It has also secured a commitment from AOI to act as project manager in the development of the Web site to be established in accordance with the business plan developed by AOI.

Otherwise, any and all technology to be used in the operation of the Web site will be developed internally or purchased from conventional sources for computer equipment.

ENVIRONMENTAL MATTERS

         The Company believes it is in material compliance with all relevant federal, state, and local environmental regulations and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

EMPLOYEES AND LABOR RELATIONS

         Currently, the Company does not have any employees.

                                LEGAL PROCEEDINGS

         From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not party to any material legal proceeding.

                            RESEARCH AND DEVELOPMENT

         We have not undertaken any research or development initiatives as of this date. It will be necessary to retain and employ additional individuals to assist in the development of the web site as described herein. The description of the use of proceeds is given below.

                                   PROPERTIES

         Our executive offices are located at 53 Stratford Place, S.W., Calgary, Alberta, T3H 1H7. The telephone number and facsimile number in Canada is (403) 242-9703. The registered and records office of the Company is located at 318 North Carson Street, Suite 214, Carson City, Nevada 89701. The executive office in Canada is located within the home of our President and as such there are no leases in place. Until such time as it becomes necessary to hire staff, the Company does not intend on leasing any space.

                              GOVERNMENTAL MATTERS

         Except for usual and customary business and tax licenses and permits, and the licenses and permits described elsewhere herein, no governmental approval is required for the principal products/services of Company, nor does Company know of any existing or probable governmental regulations affecting Company's activities.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

Sensus

         The following are the names and municipalities of residence of the directors and officers of Sensus, their positions and offices with Sensus and their principal occupations during the last five years.

Name and
Municipality of Residence         Office Held         Principal Occupation
-------------------------        -----------          --------------------

J. Timothy Bowes                 President;           June 1999 to present -
B. Comm, M.B.A.                  Secretary-Treasurer  President & Director of
Calgary, Alberta                 and Director         Sensus Capital Corp.

                                                      June 1999 to present -
                                                      President & Director of
                                                      Batoche Energy Corp.

                                                      September 1999 to present
                                                      - President and a director
                                                      of San Joaqin Resources
                                                      Inc.

                                                      October 1999 - President
                                                      and a Director of Lucre
                                                      Ventures Ltd.

                                                      Yorkton Securities Inc.,
                                                      Corporate Finance Natural
                                                      Resources Section,
                                                      April 1997 - March 1999;

                                                      Yorkton Securities Inc.,
                                                      Corporate Finance Analyst
                                                      New Issues, June 1995 -
                                                      April 1997; Yorkton
                                                      Securities Inc., Senior
                                                      Analyst Oil & Gas October
                                                      1994 - June 1995;

                                                      Numac Energy Inc., (and
                                                      previously at Westcoast
                                                      Petroleum Ltd. before its
                                                      merger with Numac Energy
                                                      Inc.), Land Manager,
                                                      August 1987-October 1994.


Stefan Scott, Ph.D.               Director            50% Owner of SCWS
                                                      Consulting Inc., a private
                                                      corporation that Edmonton,
                                                      Alberta has been in
                                                      operation for over 8
                                                      years, providing computer
                                                      consulting services to
                                                      various multi-national
                                                      corporations in the nature
                                                      of computer network
                                                      support and security
                                                      issues. This corporation
                                                      developed, and retains a
                                                      50% ownership to the CLASS
                                                      software system, a
                                                      privately run software
                                                      system providing criminal
                                                      law lawyers in Canada with
                                                      research assistance. The
                                                      CLASS system has become
                                                      the standard research tool
                                                      for all criminal law
                                                      lawyers in Canada.


         The following is a brief, but more detailed, description of the background of the key management and directors of Sensus:

J. TIMOTHY BOWES

         In addition to his involvement in Sensus Capital Corp., Mr. Bowes is also involved in the management of, and investment in, various other entities. At present he is involved in three different companies involved in the oil and gas sector of the economy. He is the President and a Director of each of Batoche Energy Corp. (a private company); San Joaqin Resources Inc. (a private company); and Lucre Ventures Ltd. ( a publicly traded company listed on the Canadian Venture Exchange - "CDNX").

         Prior to this, Mr. Bowes was employed by Yorkton Securities Inc. Mr. Bowes started as a Senior Analyst for Oil & Gas properties for Yorkton Securities Inc. in October of 1994. During his employment with Yorkton Securities Inc., he held several positions with the company that included acting in a corporate finance capacity responsible for reviewing, structuring and approving all initial public offerings generated from Yorkton Securities Inc.'s Calgary Office from June 1995 to April 1997. Thereafter, he was to be appointed as Vice President, Corporate Finance, in the Natural Resources section of Yorkton Securities Inc. (the appointment as Vice President did not take place, since it was made subject to receiving regulatory approval and the approval had not taken place by the time he left the firm) in its Calgary office.

         Prior to joining Yorkton Securities Inc., up until October of 1994, Mr. Bowes had been the Land Manager of Numac Energy Inc. which had been created as a result of the 1993 merger of Westcoast Petroleum Ltd. with Numac Oil & Gas Ltd. Prior to the merger, from August 1987, Mr. Bowes had been the Land Manager for Westcoast Petroleum Ltd.

         J. Timothy Bowes may be considered to be the promoter of Sensus from the date of incorporation.

STEFAN W.C. SCOTT, PH.D., P. ENG.

         Stefan Scott has over 12 years experience in computer, software and network systems, and a wide range of industrial engineering experience including operation of control systems, computer solutions and project management. He has designed, developed and implements a high profile Internet presence for a number of international technology based companies and organizations, comprised of specifying installing and commissioning server and communications equipment for such organizations in Canada and the United States.

         The positions he has held with various organizations over the last few years include the following:

         1991 - Present: SWCS Consulting Inc., Edmonton, AB - Partner, President, Systems consultant in software, hardware, database, local and wide area networking, Internet communication, office automation and project management. Major clients in government, legal, software development, pharmaceutical, computer based training, dairy and camp industries. Most solutions leverage Microsoft's suite of products NT/IIS/MSSQL/MS Exchange.

         1996 - Present: CLASS.ab.ca Inc., Edmonton, Alberta - Partner, Vice President Engineering, Supervising the development of a national Internet based legal research engine in conjunction with the Criminal Justice Division of the Alberta Department of Justice.

         1991 - 1996: High Power Laser Group, Dept. of Electrical Engineering, University of Alberta, Edmonton, AB. - Research Associate active in laser welding, cutting, alloying, optics, gas discharges, data acquisition, hardware and software development and RF slab laser design. Application projects included: oil and gas pipeline construction and repair and oceanic oil tanker multiple hull construction.

         1991 - 1996: Dept. of Electrical Engineering, University of Alberta, Edmonton, AB. - Sessional Instructor, 3rd year electronics design. Developed a new project design lab program. Projects developed included: single and multiple stage JFET and BJT amplifiers, regulated DC power supplies and a amplitude modulated, optically coupled transmitter-receiver.

         He holds a Ph.D. in Electrical Engineering from the University of Alberta in 1996 and a B.Sc.

in Electrical Engineering from the University of Alberta in 1992.

Alberta Corp.

         J. Timothy Bowes and Stefan Scott are the only directors and officers of Alberta Corp. (See "Directors and Officers of Sensus"). J. Timothy Bowes may also be considered to be a promoter of Alberta Corp. under applicable securities laws because he took the initiative of founding and organizing the business and enterprise of Alberta Corp. J. Timothy Bowes has had no direct or indirect interest in any material transaction involving Alberta Corp. since its incorporation except as disclosed elsewhere herein.

BOARD COMMITTEES

         The Company's board of directors met (or acted through unanimous written consent) five times since the date of incorporation. The Company currently has no Board committees.

                     COMPENSATION OF DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION BY SENSUS

         Sensus has not employed, nor is it planning to employ, any individuals until it has acquired sufficient businesses to require full time employees to manage the same.

         Sensus may reimburse expenses incurred due to the executive's attendance at any meetings of directors but does not provide any other form of compensation. No payments are intended to be made to any directors.

         There is no employment contract with Mr. Bowes. At present, he is not being paid for his services, nor has he been granted any options to acquire Sensus Shares.

         There is no employment contract with Mr. Scott. At present, he is not being paid for his services, nor has he been granted any options to acquire Sensus Shares.

EXECUTIVE COMPENSATION BY ALBERTA CORP.

         Directors are not remunerated in their capacities as such. Out of pocket expenses of directors will be paid for by Alberta Corp. No compensation has been paid, nor is any expected to be paid, to any person until such time as the Company has acquired sufficient assets to require someone to manage the same.

                              CERTAIN TRANSACTIONS

         On February 10, 2000, the Company raised $62,000 in a private placement through the sale of 124,000 shares of its Common Stock to the OM Security Holders. The Company agreed to allow OM Security Holders to offer to sell the 124,000 Shares in this Offering. If applicable, the registration period shall commence 120 days after the effective date of this registration statement and will expire on the first to occur of three years from the effective date or when the OM Security Holders are able to otherwise sell such amount of shares under Rule 144 promulgated under the Securities Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Not Applicable.

CONFLICTS

Sensus

         Except as disclosed herein, there are no material interests, direct or indirect, of directors, senior officers or any shareholders who beneficially own, directly or indirectly, more than 10% of the outstanding Sensus Shares or any known associates or affiliates of such persons, in any transaction since incorporation or in any proposed transaction which has materially affected or would materially affect Sensus. See "TargetCo Acquisition Agreement."

Alberta Corp.

         The directors, officers and principal shareholders of Alberta Corp. (and the known associates and affiliates of such persons) have no direct or indirect interest in any material transaction involving Alberta Corp. since its incorporation.

         The directors of Alberta Corp. are engaged and will continue to be engaged in other projects. Conflicts of interest, if any, which arise will be subject to, and governed by, procedures prescribed by the ABCA, which require a director or officer of a corporation who is a party to, or is a director or an officer of, or has a material interest with any person who is a party to, a material contract or proposed material contract with the corporation, to disclose his interest and, in the case of directors, to refrain from voting on any matter in respect of such contract unless otherwise permitted under the ABCA.

OPTION GRANTS IN LAST FISCAL YEAR

         Both Sensus and Alberta Corp. were formed in 1999 and have not granted any options prior to the date of this offering.

INDEBTEDNESS OF SENSUS' AND ALBERTA CORP.'S DIRECTORS AND SENIOR OFFICERS

         Since incorporation, no indebtedness has been incurred nor does any indebtedness currently exist between Sensus or Alberta Corp. and the directors or officers of Sensus or Alberta Corp. or any of their associates or affiliates.

                              EMPLOYMENT AGREEMENTS

         Not applicable.

                             1999 PRIVATE PLACEMENTS

         On February 10, 2000, the Company consummated the sale, in a private placement, of 124,000 shares of Common Stock for $0.50 per share to OM Security Holders, for which the Company received proceeds of $62,000. A portion of the proceeds from this sale will be used to finance the expenses associated with this Offering.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of February 18, 2000, and as adjusted to reflect the sale of the shares of Common Stock offered under this Prospectus by: (1) each person who we know owns beneficially more than 5% of our Common Stock, (2) each of our directors individually, (3) each of our executive officers individually and (4) all of our executive officers and directors as a group.

         Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. Shares of Common Stock that an individual or group has the right to acquire within 60 days of February 18, 2000 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

Beneficial Ownership of Common Stock

         See "Beneficial Ownership of Common Stock."

                          DESCRIPTION OF CAPITAL STOCK

Sensus

General

         As of the date of this Prospectus, Sensus is authorized to issue 25,000,000 shares of Common Stock (the "Sensus Shares"). There are 10,156,500 shares of Common Stock issued and outstanding. All shares are fully paid and non-assessable. In connection with this Offering, the board of directors has authorized the issuance of up to 1,000,000 Shares to be issued to the investors.

         The following is a general description of the material rights, privileges, restrictions and conditions attached to each class of shares:

         Subject to the provisions of the Nevada Corporations Code, the holders of the Sensus Shares are entitled to receive notice of, to attend and vote at all meetings of the shareholders of Sensus (other than meetings of a class or series of shares other than the Sensus Shares as such) and are entitled to one vote for each Sensus Share held, except as required by law.

         Subject to the payment of preferred rights attaching to any other class or series of shares of Sensus, the holders of the Sensus Shares are entitled to receive, if, as and when declared by the directors of Sensus, dividends in such amount and payable on such date as may be determined from time to time by the directors of Sensus. Subject to the preferential rights attaching to any other class or series of shares of Sensus, if any, on the liquidation, dissolution or winding-up of Sensus, or any other distribution of the assets of Sensus among its shareholders for the purpose of winding-up its affairs, the holders of the Sensus Shares shall be entitled to share, on a per share basis, the remaining property and assets of Sensus.

Dividends

         Holders of Common Stock will be entitled to receive, when, as and if declared by the board of directors out of legally available funds, cash dividends. The Common Stock will not have priority as to dividends over any other series or class of the Company's stock that ranks senior as to dividends to the Common Stock.

Voting Rights

         Holders of Common Stock shall have the right to one vote per share upon all matters presented for the vote of holders of the Common Stock.

Alberta Corp.

General

         The authorized share capital of Alberta Corp. consists of an unlimited number of: (a) Class "A" Shares; (b) Class "B" Shares; and (c) Class "C" Preferred Shares. As of the date of this Prospectus, there are 10,000,000 issued and outstanding Class "A" Shares that were issued for aggregate consideration of $50,000 CDN. There are no Class "B" Shares issued and outstanding. There are no Class "C" Preferred Shares issued and outstanding. All of the Class "A" Shares issued and outstanding are fully paid and non-assessable.

         The following is a general description of the material rights, privileges, restrictions and conditions which attach to each class of shares.

         CLASS "A" SHARES OF ALBERTA CORP.

         Subject to the provisions of the Alberta Business Corporations Act (the "ABCA"), the holders of the Class "A" Shares are entitled to receive notice of, to attend and vote at all meetings of the shareholders of Alberta Corp. (other than meetings of a class or series of shares other than the Class "A" Shares, as required under the ABCA) and are entitled to one vote for each Class "A" Share held, except as required by law.

         Subject to the preferential rights attaching to any other class or series of shares of the corporation, the holders of the Class "A" Shares are entitled to receive, if, as and when declared by the directors of Alberta Corp., dividends in such amount and payable on such date as may be determined from time to time by the directors of Alberta Corp. No dividend may be declared or paid on the Class "A" Shares if payment of the dividend would cause the realizable value of the corporation's assets to be less than the aggregate of its liabilities and the amount required to redeem all shares of the corporation then outstanding having attached thereto a redemption or retraction right.

         Subject to the preferential rights attaching to any other class or series of shares of the corporation, if any, on the liquidation, dissolution or winding-up of Alberta Corp., or any other distribution of the assets of Alberta Corp. among its shareholders for the purpose of winding-up its affairs, the holders of the Class "A" Shares shall be entitled to share, on a per share basis, the remaining property and assets of Alberta Corp.

         CLASS "B" SHARES OF ALBERTA CORP.

         Subject to the provisions of the ABCA, the holders of the Class "B" Shares are not entitled to receive notice of, to attend and/or vote at meetings of the shareholders of Alberta Corp.

         Subject to the preferential rights attaching to any other class or series of shares of the corporation, the holders of the Class "B" Shares are entitled to receive, if, as and when declared by the directors of Alberta Corp., dividends in such amount and payable on such date as may be determined from time to time by the directors of Alberta Corp. No dividend may be declared or paid on the Class "B" Shares if payment of the dividend would cause the realizable value of the corporation's assets to be less than the aggregate of its liabilities and the amount required to redeem all shares of the corporation then outstanding having attached thereto a redemption or retraction right.

         Subject to the preferential rights attaching to any other class or series of shares of the corporation, if any, on the liquidation, dissolution or winding-up of Alberta Corp., or any other distribution of the assets of Alberta Corp. among its shareholders for the purpose of winding-up its affairs, the holders of the Class "A" Shares shall be entitled to share, on a per share basis, the remaining property and assets of Alberta Corp.

         CLASS "C" PREFERRED SHARES OF ALBERTA CORP.

         The Class "C" Preferred Shares may be issued from time to time in one or more series in the number and with the designation, rights, privileges, restrictions and conditions as determined by the directors of Alberta Corp. in their sole discretion. The Class "C" Preferred Shares will be entitled to preference, as to the payment of dividends and the distribution of the remaining property of Alberta Corp. on dissolution, over the Class "A" Shares and the Class "B" Shares.

Dividend

         Alberta Corp. has not paid any dividends on its securities and has no present intention of paying dividends on its securities. The future payment of dividends will be dependent upon the financial requirements of Alberta Corp. to fund future growth, the financial condition of Alberta Corp. and other factors the Board of Directors of Alberta Corp. may consider appropriate in the circumstances.

         ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF NEVADA LAW.

         Upon the closing of this Offering, we will be subject to the provisions of Section 438 of the Nevada General Corporation Law. Subject to specific exceptions, Section 438 prohibits a publicly-held Nevada corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction in which such stockholder became an "interested stockholder" is approved by the board of directors prior to the date the "interested stockholder" attained that status;

         "Business combinations" include mergers, acquisitions, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The restrictions in this statute could prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts with respect to the Company and, therefore, may discourage attempts to acquire us.

Limitations On Liability and Indemnification of Directors and Officers

         Our Articles of incorporation contains the following provision with respect to indemnification of our directors and officers:

         The personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by the provisions of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended or supplemented.

         This provision does not eliminate or limit the liability of a director for violating the following:

o duty of loyalty (which includes a director's obligation to refrain from self dealing with Sensus improperly competing with Sensus or usurping Sensus' opportunities);

o        failing to act in good faith;

o        engaging in intentional misconduct or knowingly violating a law;  or

o participating in the payment of a dividend or a stock repurchase or redemption for himself.

         This provision does not affect any director's liability under federal securities laws or the availability of equitable remedies such as an injunction or rescission for breach of fiduciary duty.

         We intend to purchase directors' liability insurance for our officers and directors. However, there can be no assurance that such insurance will be available to us at commercially reasonable terms, or at all.

Authorized but Unissued Shares

         The authorized but unissued shares of Common Stock is available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

                              SELLING SHAREHOLDERS

         An aggregate of 10,156,500 Shares of Common Stock may be offered for resale by the Selling Security Holders. See "The Offering." These Shares of Common Stock include shares issued to the OM Security Holders pursuant to a private placement of shares consummated on February 10, 2000.

         There are no material relationships between any of the Selling Shareholders and the Company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years.

                     TRANSFER AGENT AND REGISTRAR OF SENSUS

         The transfer agent and registrar of the Company is



                       MARKET FOR TRADING OF SENSUS SHARES

         The shares of Sensus are not listed on any exchange and there is currently no market for its shares.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Currently, Sensus has 10,156,500 shares of Common Stock outstanding, and the Company intends to issue another 1,000,000 shares. All are intended to be registered pursuant to this registration statement and the 1,000,000 new shares to be issued will be freely transferable without restriction or further registration under the Securities Act.

         The outstanding Common Stock are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and may only be sold pursuant to an effective registration statement under the Securities Act, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act.

         In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates may sell unrestricted securities in compliance with Rule 144 subject to the holding period requirement. A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Prior to this registration, there has been no public trading market for the Common Stock and we cannot predict the effect, if any, that public sales of shares of Common Stock or the availability of shares for sale will have on the market prices of the Common Stock and warrants. Nevertheless, the possibility that a substantial amount of Common Stock or warrants may be sold in the public market may adversely effect prevailing market prices and could impair our ability to raise capital through the sale of its equity securities.

                              PLAN OF DISTRIBUTION

         The Selling Security Holders (or pledgees, donees, transferees or successors in interest) may sell all or a portion of the respective Secondary Shares held by them from time to time while the registration statement of which this Prospectus is a part remains effective. The aggregate proceeds to the Selling Security Holders from the sale of the respective Secondary Shares offered by the Selling Security Holders hereby will be the prices at which such securities are sold, less any commissions. There is no assurance that the Selling Security Holders will sell any or all of the Secondary Shares offered hereby.

         The 1,000,000 Shares being offered in this Offering are being sold directly by the Company and without an underwriter. The Company intends to market the 1,000,000 Shares through general advertising medium but only in those states where the Offering is authorized. For information on how to subscribe, call (403) 242-9703 and ask for J. Timothy Bowes.

         The Company intends to list its securities on the NASD OTC Bulletin Board and if it is successful, the Shares may be sold in transactions on the NASD OTC Bulletin Board, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices or through the writing of options on the Secondary Shares. The Selling Security Holders may elect to engage a broker or dealer to effect sales in one or more of the following transactions:

         (a) block trades in which the broker or dealer so engaged will attempt to sell the Secondary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and

         (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Security Holders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such Secondary Shares, from such purchaser). Broker-dealers may agree with the Selling Security Holders to sell a specified number of such Secondary Shares, at a stipulated price per share. To the extent that such broker-dealer is unable to sell all of the shares, it may, as agent for the Selling Security Holders, purchase the unsold shares as principal at the price required to fulfill the broker-dealer's commitment to the Selling Security Holders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transaction and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, or otherwise on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions, and in connection with such resales, may pay to, or receive from, the purchasers of such shares, commissions as described above.

         The Selling Security Holders and any broker-dealers or agents who participate in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         The Company will not pay any expenses related to the sale of such securities to the public.

         The Selling Security Holders have been advised that during the time they are engaged in "distribution" (as defined under Regulation M under the Securities Exchange Act of 1934, as amended) of the securities covered by this Prospectus, they must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant thereto: (i) shall not engage in any stabilization activity in connection with the Company's securities; and (ii) shall not bid for or purchase any securities of the Company or attempt to include any person to purchase any of the Company's securities other than as permitted under the Securities Exchange Act of 1934, as amended. Any Selling Security Holders who are "affiliated purchasers" of the Company, as defined in Regulation M, have been further advised that they and their affiliates must coordinate their sales under this Prospectus and otherwise with the Company and any other "affiliated purchasers" of the Company for purposes of Regulation M. The Selling Security Holders selling shares must also furnish each broker through which their securities are sold copies of this Prospectus.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered by this Prospectus will be passed upon for us by Jeffer, Mangels, Butler & Marmaro LLP, Los Angeles, California.

                                     EXPERTS

         The financial statements and schedules audited by Ernst & Young, LLP have been included in reliance on their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in note 1 to the consolidated financial statements) given with their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, including exhibits, schedules and amendments to that registration statement, under the Securities Act with respect to the shares of Common Stock to be sold in this Offering. This Prospectus does not contain all the information included in our Registration Statement. For further information with respect to us and the shares of Common Stock to be sold in this Offering, we refer you to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we refer you to the copy of that contract, agreement or other document to the extent filed as an exhibit to the Registration Statement.

         You may read and copy all or any portion of the Registration Statement or any other information we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings, including the Registration Statement, are also available to you over the Internet on the Securities and Exchange Commission's Web site located at http://www.sec.gov. As a result of this Offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Upon approval of the Common Stock for quotation on the Nasdaq SmallCap Market those reports, proxy statements and other information may also be inspected at the offices of [Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

TABLE OF CONTENTS OF FINANCIAL INFORMATION
                                                                        Page

  Auditor's Report of SENSUS CAPITAL CORP.

  Audited Consolidated Financial Statements of SENSUS CAPITAL CORP.

  Notes to Financial Statements of SENSUS CAPITAL CORP.

                                            CONSOLIDATED FINANCIAL STATEMENTS
                                            (A DEVELOPMENT STAGE COMPANY)


                                            SENSUS CAPITAL CORP.




                                            FEBRUARY 18, 2000

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
SENSUS CAPITAL CORP.

We have audited the accompanying consolidated balance sheet of SENSUS CAPITAL CORP. (a development stage company) (and its subsidiary) as of February 18, 2000, and May 26, 1999 and the related statements of loss and deficit, changes in stockholders' equity and cash flows from the date of commencement of operations on May 27, 1999 to February 18, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sensus Capital Corp. (a development stage company) (and its subsidiary) as of February 18, 2000, and May 26, 1999 and the consolidated results of their operations and their cash flows for the period from date of commencement of operations on May 27, 1999 to February 18, 2000 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Corporation's loss from operations raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Calgary, Canada                                           /s/ Ernst & Young LLP
February 20, 2000                                         Chartered Accountants
(except for note 12
which is as at
March 23, 2000)

SENSUS CAPITAL CORP.
(a development stage company)

                           CONSOLIDATED BALANCE SHEETS
                   (all amounts are expressed in U.S. dollars)
                      (see basis of presentation - note 1)


                                                                   FEBRUARY 18,      MAY 26,
                                                                       2000            1999
                                                                        $               $

ASSETS
CURRENT
Cash                                                                   83,351          34,270
Stock subscriptions receivable                                          6,000              --
Prepaid expenses and deposits                                           5,000              --
                                                                      -------          ------
                                                                       94,351          34,270
                                                                      -------          ------
Goodwill, net of $9,104 accumulated amortization [note 4]              15,173              --
                                                                      -------          ------
                                                                      109,524          34,270
                                                                      =======          ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities                                7,077              --
                                                                      -------          ------
                                                                        7,077              --
                                                                      -------          ------
COMMITMENTS & CONTINGENCIES (note 1 and 11)
STOCKHOLDERS' EQUITY
Authorized
25,000,000 common shares at $0.001 par value
Common stock issued and paid-up [note 5]                               10,157          34,270
Additional paid in capital  [note 5]                                  113,401              --
Deficit accumulated during the development stage                      (21,111)             --
                                                                      -------          ------
                                                                      102,447          34,270
                                                                      -------          ------
                                                                      109,524          34,270
                                                                      =======          ======

See accompanying notes

On behalf of the Board:       /s/ J. TIMOTHY BOWES        /s/ STEFAN SCOTT
                                    Director                  Director

SENSUS CAPITAL CORP.
(a development stage company)


                   CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
                   (all amounts are expressed in U.S. dollars)




                                                                               PERIOD FROM MAY
                                                                                 27, 1999 TO
                                                                              FEBRUARY 18, 2000
                                                                                      $

REVENUE                                                                                  --
                                                                                 ----------
EXPENSES
General and administrative                                                           12,007
Amortization                                                                          9,104
                                                                                 ----------
                                                                                     21,111
                                                                                 ----------
NET LOSS AND ENDING DEFICIT FOR THE PERIOD [NOTE 7]                                  21,111
                                                                                 ----------
Net loss per common share [note 7]                                                   --
Weighted average number of shares outstanding                                    10,026,944
                                                                                 ==========

See accompanying notes

SENSUS CAPITAL CORP.
(a development stage company)


            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                   (all amounts are expressed in U.S. dollars)




                                                    NUMBER OF   COMMON STOCK    CAPITAL IN          TOTAL
                                                     SHARES       PAR VALUE    EXCESS OF PAR     STOCKHOLDERS'
                                                   ----------                     VALUE             EQUITY
                                                                       $            $                 $
                                                                 ------------  -------------     ------------
BALANCE, MAY 26, 1999 -
Founder's shares of 830245 Alberta Ltd. [NOTE 3]     10,000,000      34,270         --              34,270


June 21, 1999 change in shares and
share capital as a result of reverse
acquisition [note 3]                                      7,500     (24,262)       51,397            27,135
                                                     ----------      ------       -------           -------
   BALANCE JUNE 21, 1999                             10,007,500      10,008        51,397            61,405
                                                     ----------      ------       -------           -------
   Common stock issued for services
   [note 11]                                             25,000          25           128               153
   Common stock issued for cash                         124,000         124        61,876            62,000
                                                     ----------      ------       -------           -------
   BALANCE, FEBRUARY 18, 2000                        10,156,500      10,157       113,401           123,558
                                                     ==========      ======       =======           =======

See accompanying notes

SENSUS CAPITAL CORP.


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   (all amounts are expressed in U.S. dollars)




                                                                    PERIOD FROM MAY 27, 1999 TO
                                                                         FEBRUARY 18, 2000
                                                                                 $
                                                                    ---------------------------

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period                                                            (21,111)
Adjustments to reconcile loss to cash flows used in operating activities:
Amortization of goodwill                                                             9,104
Marketing expense not involving the payment of cash [note 5]                           153
Changes in non-cash working capital balances [note 8]                              (11,065)
                                                                                   -------
                                                                                   (22,919)
                                                                                   -------

CASH FLOWS GENERATED BY FINANCING ACTIVITIES
Proceeds from the issuance of common stock                                          62,000
                                                                                   -------
                                                                                    62,000
                                                                                   -------
CASH FLOWS USED IN  INVESTING ACTIVITIES
Cash acquired on acquisition of subsidiary [note 3]                                 10,000
                                                                                   -------
                                                                                    10,000
                                                                                   -------
INCREASE IN CASH                                                                    49,081
Cash, beginning of period                                                           34,270
                                                                                   -------
CASH, END OF PERIOD                                                                 83,351
                                                                                   =======


See accompanying notes

SENSUS CAPITAL CORP.
(a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)


May 27, 1999 to February 18, 2000




1.   BASIS OF PRESENTATION AND GOING CONCERN UNCERTAINTY

Sensus Capital Corp., ("Sensus" or the "Corporation") was incorporated on May 21, 1999 under the laws of the State of Nevada, and was inactive from the date of incorporation to May 26, 1999. On June 21, 1999, the Corporation purchased all of the outstanding shares of 830245 Alberta Ltd. which has been accounted for as a reverse takeover (see Note 3). Accordingly the comparative balance sheet as at May 26, 1999 in the accompanying financial statements is that of 830245 Alberta Ltd.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Corporation has incurred a significant operating loss, and net operating cash outflows of $22,919 for the period from May 27, 1999 to February 18, 2000. The Corporation's continuation as a going concern is dependent on its ability to generate sufficient cash flow, to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations. However, no assurance can be given at this time as to whether the Corporation will achieve any of these conditions. These factors, among others, raise substantial doubt about the Corporation's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Corporation be unable to continue as a going concern.

Management intends to seek additional financing through future private or public offerings of stock.

The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the periods being presented.

2.   SIGNIFICANT ACCOUNTING POLICIES

The financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

SENSUS CAPITAL CORP.
(a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (all amounts are expressed in U.S. dollars)

May 27, 1999 to February 18, 2000

CONSOLIDATION

The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiary, 830245 Alberta Ltd., an Alberta, Canada corporation ("830245"), after elimination of intercompany accounts and transactions.

LONG-LIVED ASSETS

The Corporation follows financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present.

GOODWILL

Goodwill is recorded at cost and is being amortized on a straight-line basis over two years. The recoverability of goodwill is assessed periodically based on management estimates of undiscounted future operating income from each of the acquired businesses to which the goodwill relates.

INCOME TAXES

The Corporation follows the liability method of accounting for the tax effect of temporary differences between the carrying amount and the tax basis of the company's assets and liabilities. Temporary differences arise when the realization of an asset or the settlement of a liability would give rise to either an increase or decrease in the Corporation's income taxes payable for the year or later period. Deferred income taxes are recorded at the income tax rates that are expected to apply when the deferred tax liability is settled or the deferred tax asset is realized. When necessary, valuation allowances are established to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred income tax assets and liabilities.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Corporation is the Canadian dollar. Accordingly, assets and liabilities are translated at the year-end exchange rate and revenues and expenses are translated at average exchange rates. Gains and losses arising from the translation of the financial statements are recorded in a "Cumulative Translation Adjustment" account in stockholders' equity.

SENSUS CAPITAL CORP.
(a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (all amounts are expressed in U.S. dollars)

May 27, 1999 to February 18, 2000



EARNINGS (LOSS) COMMON SHARE

The loss per common share has been calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings per share, assuming all warrants, options and conversion features were exercised, does not differ from basic earnings per share.

3.   ACQUISITION

On June 21, 1999 the Corporation purchased all of the outstanding common shares of 830245 in exchange for 10,000,000 Sensus shares to the shareholders of 830245 Alberta Ltd., on the basis of 1 Sensus share for each Class "A" share of 830245.

The purchase of 830245 Alberta Ltd. shares has been accounted for as a reverse acquisition by 830245 of Sensus, and has been recorded using the purchase method of accounting whereby the purchase price in excess of the carrying value of the net assets acquired has been allocated to goodwill.

                                                                                     PURCHASE
                                                                                    ALLOCATION
                                                                                         $
                                                                                    ----------
  Cash                                                                                 10,000
  Goodwill                                                                             24,276
                                                                                    ----------
  Purchase price                                                                       34,276
                                                                                    ==========

Legal and audit fees of $7,141 incurred to complete the reverse acquisition, have been allocated to goodwill.

The operating results of Sensus are included in the consolidated statements of loss and deficit from the date of acquisition.

SENSUS CAPITAL CORP.
(a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (all amounts are expressed in U.S. dollars)

May 27, 1999 to February 18, 2000



4.   GOODWILL

                                                                FEBRUARY 18, 2000
                                                    -----------------------------------------
                                                                   ACCUMULATED     NET BOOK
                                                     COST          AMORTIZATION      VALUE
---------------------------------------------------------------------------------------------
Goodwill                                            24,276            9,104            15,173
---------------------------------------------------------------------------------------------

5.   SHARE CAPITAL

AUTHORIZED

25,000,000 common shares at $0.001 par value

COMMON STOCK ISSUED

During the period ended February 18, 2000, the Corporation issued 25,000 common stock pursuant to the terms of the agreement described in note 11. The shares were recorded at book value as the fair market value was undeterminable.

6.   EARNINGS (LOSS) PER SHARE

Loss per common share is loss for the period divided by the weighted average number of common shares outstanding.

7.   INCOME TAXES

The income tax benefit differs from the amount computed by applying the U.S. federal statutory tax rates to the loss before income taxes for the following reasons:

                                                                                    FEBRUARY 18,
                                                                                        2000
                                                                                          $
------------------------------------------------------------------------------------------------
   Income tax benefit at U.S. statutory rate (34%)
   Increase (decrease) in taxes resulting from:                                         (7,178)
------------------------------------------------------------------------------------------------
     Change in deferred tax asset valuation allowance                                    7,178
   Income tax benefit                                                                       --
================================================================================================

SENSUS CAPITAL CORP.
(a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (all amounts are expressed in U.S. dollars)

May 27, 1999 to February 18, 2000


         For financial reporting purposes, loss before income taxes includes the following components:

                                                                                     FEBRUARY 18,
                                                                                         2000
                                                                                           $
                                                                                     -----------
   Pre-tax loss:
   United States                                                                         21,111
   Foreign                                                                                   --
                                                                                     -----------
                                                                                         21,111
                                                                                     ===========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets are as follows:

                                                                                  FEBRUARY 18,
                                                                                      2000
                                                                                        $
                                                                             ------------------


   Deferred tax assets (liabilities):
   Net operating loss carryforwards                                                      4,633
   Amortization                                                                          2,545
                                                                                     -----------
   Net deferred tax assets                                                               7,178
   Valuation allowance                                                                  (7,178)
                                                                                     -----------
   Net deferred tax assets                                                                  --
                                                                                     ===========


The Company has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses since its inception.

The Company has U.S. operating losses carried forward of $13,625 which expire as follows:

                                                           $
                                                      -----------
                                   2020                  13,625

The availability of these loss carryforwards to reduce future taxable income could be subject to limitations under the Internal Revenue Code of 1986, as amended. Certain ownership changes can significantly limit the utilization of net operating loss carryforwards in the period following the ownership change. The Company has not determined whether such changes have occurred and the effect such changes could have on its ability to carry forward all or some of the U.S. net operating losses.

SENSUS CAPITAL CORP.
(a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (all amounts are expressed in U.S. dollars)

May 27, 1999 to February 18, 2000



8.   NET CHANGE IN NON-CASH WORKING CAPITAL

                                                                                    FEBRUARY 18,
                                                                                        2000
                                                                                         $
                                                                                     -----------
Stock subscription receivable                                                             (6,000)
Prepaid expenses and deposits                                                             (5,000)
Accounts payable and accrued liabilities                                                     (65)
                                                                                     -----------
Change relating to operating activities                                                  (11,065)
                                                                                     ===========

9.    FINANCIAL INSTRUMENTS

Financial instruments comprising cash, stock subscription receivable, accounts payable and accrued liabilities, approximate their fair value. It is management's opinion that the Corporation is not exposed to significant currency or credit risks arising from these financial instruments.

10.  RECENT PRONOUNCEMENTS

In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", which will be effective for fiscal years beginning after June 15, 2000. The Corporation does not acquire derivatives or engage in hedging activities.

11.  COMMITMENT

In July 1999, the Corporation signed an agreement with Allteam Online Inc. ("AOI") to develop and operate an internet web site in exchange for 25,000 common shares of the Corporation (which were issued during the period ended February 18, 2000) and payments of $25,000 per month, commencing on or before December 31, 2000. Once developed, the Corporation is required to pay AOI a management fee equal to 10% of gross revenues.

12.  SUBSEQUENT EVENT

On March 23, 2000 the Corporation issued a prospectus and filed a Form SB-2 Registration Statement with the U.S. Securities and Exchange Commission to seek registration of 11,156,500 shares of its common stock, including 1,000,000 shares to be issued and sold by the Corporation pursuant to such registration.

======================================================
PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION
CONTAINED IN THIS PROSPECTUS. SENSUS CAPITAL CORP. HAS
NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS
WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS
PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN
OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE
THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION
CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE
DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE
DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE
SECURITIES.

NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE
US TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR
POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY OF
THESE JURISDICTIONS. PERSONS WHO COME INTO POSSESSION OF
THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE US AND
CANADA ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO
OBSERVE THE RESTRICTIONS OF THAT JURISDICTION RELATED TO
THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS.

                   ------------------

                     TABLE OF CONTENTS

                                                          Page

Prospectus Summary.......................................
Risk Factors.............................................
Use of Proceeds..........................................
Dividend Policy..........................................
Capitalization...........................................
Dilution.................................................
Selected Financial Data..................................
Management's Discussion and Analysis of Financial
Condition and Results of Operations......................
Business.................................................
Management...............................................
Principal Stockholders...................................
Transactions with Management and Others..................
Description of Capital Stock.............................
Selling Shareholders.....................................
Registration Rights......................................
Shares Eligible for Future Sale..........................
Underwriting.............................................
Legal Matters............................................
Experts..................................................
Where You Can Find More Information......................
Index to Financial Statements............................

                     -----------------

Dealer Prospectus Delivery Obligation:

Until April 17, 2000 (25 days after the date of this Prospectus), all dealers that buy, sell or trade these shares of Common Stock, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                                11,156,500 SHARES



                              SENSUS CAPITAL CORP.

                                  COMMON STOCK



                              ____________________

                                   PROSPECTUS
                              ____________________




                                 MARCH 23, 2000

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table indicates the expenses to be incurred in connection with the Offering described in this Registration Statement, all of which will be paid by the Company. All amounts are estimates, other than the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. fee and the [Nasdaq] listing fee.

     Securities and Exchange Commission registration fee.................................................... $_____
     National Association of Securities Dealers, Inc. fee................................................... $_____
     Accounting fees and expenses........................................................................... $_____
     Legal fees and expenses................................................................................ $_____
     Director and officer insurance expenses................................................................ $_____
     Printing and engraving expenses........................................................................ $_____
     Transfer agent and registrar fees and expenses......................................................... $_____
     Blue Sky fees and expenses (including counsel fees).................................................... $_____
     Miscellaneous expenses................................................................................. $_____

               Total........................................................................................ $_____

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Company's Certificate of Incorporation, contains the following provision with respect to the indemnification of directors of the
Company:

         Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgements, fines, and therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

         Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.


         The Company's By-laws do not contain any specific provisions with respect to the indemnification of directors, officers and authorized representatives:

         The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada. It is the intention of the Board of Directors to amend the by-laws as soon as possible.

         The Nevada Revised Corporate and Securities Statutes also contain provisions entitling directors and officers of the corporation to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the corporation (or, at the request of the corporation, a director or officer of another corporation or other enterprise); provided the officers or directors acted in good faith. The corporation also may obtain an insurance policy which will cover officers and directors for any liability arising out of their actions in such capacity.

         The foregoing do not and will not eliminate or limit the liability of a director for violating his duty of loyalty (which includes the obligation of a director of the corporation to refrain from self-dealing with respect to the corporation, improperly competing with the corporation or usurping corporation opportunities), failing to act in good faith, engaging in intentional misconduct or knowingly violating a law or participating in the payment of a dividend or a stock repurchase or redemption for himself. The foregoing also do not and will not affect any director's liability under federal securities laws or the availability of equitable remedies such as an injunction or rescission for breach of fiduciary duty.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS

Exhibit
Number                                               Description

3.1(a)              Articles of Incorporation of Sensus.
3.1(b)              Articles of Incorporation of Alberta Corp.
3.2(a)              By-laws of Sensus.
3.2(b)              By-laws of Alberta Corp.
4.                  Stock Certificate specimen of the Company.
5.                  Opinion of Jeffer, Mangels, Butler & Marmaro LLP. (*)
10.1                AOI Acquisition Agreement
10.2                TargetCo Acquisition Agreement.

23.1                Consent of Ernst & Young.
23.2                Consent of Jeffer, Mangels, Butler & Marmaro LLP.
 24.                Power of attorney (included on the Signature Page).
-------------------------------
(*)  To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any Prospectus required
                                    by section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) (? 230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorize this registration statement to be signed on our behalf by the undersigned, in Calgary, Alberta, on March 23, 2000.


                                   SENSUS CAPITAL CORP.

                                   By: /s/ J. Timothy Bowes
                                       ---------------------------
                                       J. Timothy Bowes, President,
                                       Chief Executive Officer

                                   By: /s/ Stefan Scott
                                       ---------------------------
                                       Stefan Scott, Director

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of SENSUS CAPITAL CORP., hereby severally constitute and appoint Stefan Scott and J. Timothy Bowes, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and all documents in connection thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



NAME                             TITLE                            DATE


/s/ J. Timothy Bowes             President, Chief Executive       March 23, 2000
-----------------------------    Officer, Secretary, Treasurer
    J. Timothy Bowes             and Director


/s/ Stefan Scott                 Director                         March 23, 2000
-----------------------------
    Stefan Scott

                                 Exhibit Index

3.1(a)              Articles of Incorporation of Sensus.
3.1(b)              Articles of Incorporation of Alberta Corp.
3.2(a)              By-laws of Sensus.
3.2(b)              By-laws of Alberta Corp.
4.                  Stock Certificate specimen of the Company.
5.                  Opinion of Jeffer, Mangels, Butler & Marmaro LLP. (*)
10.1                AOI Acquisition Agreement
10.2                TargetCo Acquisition Agreement.

23.1                Consent of Ernst & Young.
23.2                Consent of Jeffer, Mangels, Butler & Marmaro LLP.
 24.                Power of attorney (included on the Signature Page).
-------------------------------
(*)  To be filed by amendment.